                                                                    EXHIBIT 10.6



                              400 MINUTEMAN ROAD
                            ANDOVER, MASSACHUSETTS



                                     LEASE



LANDLORD:                400 RIVER LIMITED PARTNERSHIP, a Massachusetts limited
                         partnership




TENANT:                  NAVISITE, INC., a Delaware corporation



DATE:                    May 14, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   BASIC LEASE PROVISIONS..............................................     1
     ----------------------

2.   CONSTRUCTION OF PREMISES............................................     2
     ------------------------

3.   POSSESSION AND SURRENDER OF PREMISES................................     3
     ------------------------------------

4.   TERM................................................................     3
     ----

5.   RENT................................................................     3
     ----

6.   TAXES...............................................................     3
     -----

7.   OPERATING COSTS.....................................................     4
     ---------------

8.   INSURANCE...........................................................     4
     ---------

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE PREMIUMS....     5
     ----------------------------------------------------------------

10.  UTILITIES...........................................................     5
     ---------

11.  USE OF PREMISES.....................................................     5
     ---------------

12.  MAINTENANCE AND REPAIRS.............................................     6
     -----------------------

13.  ALTERATIONS.........................................................     6
     -----------

14.  INDEMNITY; SATISFACTION OF REMEDIES.................................     7
     -----------------------------------

15.  PARKING.............................................................     7
     -------

16.  DAMAGE OR DESTRUCTION...............................................     8
     ---------------------

17.  CONDEMNATION........................................................     8
     ------------

18.  ASSIGNMENT AND SUBLETTING...........................................     9
     -------------------------

19.  MORTGAGEE PROTECTION................................................    10
     --------------------

20.  ESTOPPEL CERTIFICATES...............................................    11
     ---------------------

21.  DEFAULT.............................................................    11
     -------

22.  REMEDIES FOR DEFAULT................................................    11
     --------------------

23.  [SEE EXHIBIT "F"]...................................................    12

24.  GENERAL PROVISIONS..................................................    12
     ------------------

25.  HAZARDOUS SUBSTANCES................................................    16
     --------------------

SIGNATURES...............................................................    17

                                  EXHIBIT LIST
                                  ------------

"A"    Premises Site Plan
"B"    Legal Description
"B-1"  Collection Agreement
"C"    Workletter
"CC"   Tenant Information
"D"    Base Rent
"E"    Current Rules and Regulations

"F"    Bankruptcy Provisions
"G"    Pylon Signage
"H"    Lender's Terms
"I"    Subordination, Non-disturbance and Attornment Agreements

Rider #1  Expansion Option
Rider #2  Extension Options
Rider #3  Additional Terms

                                     INDEX
                                     -----

Term                                                                   Page                   Section or Exhibit
----                                                                   ----                   ------------------
Acquiring Entity...........................................              16                   24.18(ax)
Additional Letter of Credit................................              15                   24.17A(i)
Additional Parking Areas...................................               7                   15.2
Additional Security........................................              15                   24.17A
Affiliates.................................................              16                   24.18(a)
Alterations................................................               6                   13.1
Bankruptcy.................................................     Page 1 of 1                   Exhibit "F"
Base Rent..................................................               1                   1.1(e)
Building...................................................               1                   1.1(d)
Condemned..................................................               8                   17
default....................................................              11                   21
Expansion Parking..........................................               7                   15.2
Family Entity..............................................              16                   24.18(bx)
Family Sublease............................................              16                   24.18(bxx)
Guarantor..................................................               2                   1.1(k)
hazardous substances.......................................              16                   25(a)
Landlord...................................................           1, 13                   opening (P), 24.12
Landlord's Mortgagee.......................................              10                   19.1
Landlord's Work............................................  2, Page 1 of 1                   2, Exhibit "C"
Laws.......................................................              16                   24.18(b)
Lease Year.................................................               3                   4(a)
Letter of Credit...........................................           1, 14                   1.1(g); 24.17
Letter of Credit Loan......................................              14                   24.17(b)
Liabilities................................................              16                   24.18(c)
Liens......................................................               7                   13.4
Notices....................................................              14                   24.16
Operating Costs............................................               4                   7.1
person.....................................................              14                   24.14
Premises...................................................               1                   1.1(c)
rent.......................................................               3                   5(a)
Rent Commencement Date.....................................               1                   1.1(a)
Superior Leases and Mortgages..............................              12                   24.4
Systems and Equipment......................................              16                   24.18(d)
Taxes......................................................               3                   6
Tenant.....................................................               1                   opening (P)
Tenant Delays..............................................     Page 1 of 1                   Exhibit "C"
Tenant's Broker............................................               2                   1.1(l)
Tenant's Property..........................................               3                   3
Tenant's Percentage........................................               1                   1.1(f)
Tenant's Work..............................................  2, Page 1 of 1                  2, Exhibit "C"
Term.......................................................               1                  1.1(b)
Transfer...................................................               9                  18.1
Use of Premises............................................               1                  1.1(h)

                                     LEASE
                                     -----

     THIS INDENTURE OF LEASE, dated as of ________________________, 1999, is between 400 RIVER LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and NAVISITE, INC. a Delaware corporation ("Tenant").

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

1.   BASIC LEASE PROVISIONS.
     ----------------------

     1.1  Summary.
          -------

          (a) Rent Commencement Date: The Rent Commencement Date will be the later of: (i) February 1, 2000; or (ii) the date that is the earlier of: (x) the
                                                             -------
date that Tenant occupies the Building to conduct business, or (y) the date that Landlord's Work is deemed to have been substantially completed as described in
Article 2.

          (b) Term: The term will start on the date of this Lease and will expire twelve (12) Lease Years after the Rent Commencement Date has occurred, subject to extension as provided in Section 4(b) and Rider #2 or earlier termination in accordance with this Lease. At Landlord's written request, Tenant promptly will execute and deliver a written confirmation of the Rent Commencement Date, but Tenant's failure to do so will not affect the actual Rent Commencement Date.

          (c) Premises: The land (the "Land") located in Minuteman Park in Andover, Massachusetts, generally as depicted in Exhibit "A" and legally described in Exhibit "B", and all improvements now or hereafter constructed on the Land. Tenant acknowledges and agrees that Landlord retains the right to reconfigure the boundary lines of the Land generally as set forth in Exhibit "A", and upon such reconfiguration Exhibit "A" will be replaced with a more accurate depiction of the Land as reconfigured, and Exhibit "B" will be replaced with a new legal description of the Land as reconfigured, and the Land will consist of the Land as reconfigured, provided that such reconfiguration will not cause the Premises to violate applicable Laws nor will it reduce the parking spaces allocated to Tenant under this Lease nor will it prevent a potential expansion of the Premises in accordance with Rider #1.

          (d) Building: The building, agreed to contain 153,000 square feet of rentable area (including, without limitation, ground floor, second floor, rooftop penthouse, lobby, atrium, and core areas), and associated improvements to be constructed by Landlord on the Land pursuant to this Lease, as it may be initially constructed and subsequently changed, enlarged or improved in the future.

          (e) Base Rent: (see Exhibit "D", which in turn is subject to Rider
#2).

          (f) Tenant's Percentage: One Hundred Percent (100%).

          (g) Letter of Credit: [See Sections 24.17 and 24.17A].

          (h) Use of Premises: For general office purposes, for a data center, and for the packaging, creation and duplication of computer software, light assembly, testing, configuring computer hardware, and training (but no manufacturing), including diesel holding tanks, chillers and diesel generators necessary for the operation of a data center.

          (i)  Notice to Tenant:

               (Before Occupancy)
                    NaviSite, Inc.
                    100 Brickstone Square
                    Andover, Massachusetts 01810
                    Attn: Chief Financial Officer

               (After Occupancy)
                    NaviSite, Inc.

                    400 Minuteman Road
                    Andover, Massachusetts 01810
                    Attn: Chief Financial Officer

               As long as CMGI, Inc. is the Guarantor, with a copy to:
                                                       --------------

                    CMGI, Inc.
                    100 Brickstone Square
                    Andover, Massachusetts 01810
                    Attn: William Williams II, Esq., General Counsel

               With a copy to:
               --------------

                    Pamela Coravos, Esq.
                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts 02109

          (j)  Notice to Landlord:

                    400 River Limited Partnership
                    200 Brickstone Square
                    Andover, Massachusetts 01810
                    Attn:  Martin Spagat

               With a Copy to:
               ---------------

                    The Brickstone Companies
                    2101 Rosecrans Avenue, Suite 5252
                    El Segundo, California 90245-4742
                    Attn:  John G. Baker, Esq.

          (k)  Guarantor: CMGI, Inc., pursuant to a Guaranty of Lease.

          (l)  Tenant's Broker: CRF Partners, Inc.

          (m)  Certain Other Defined Terms: [See Section 24.18]

If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

     1.2  Premises. Exhibit "A" is the general site plan of the Land, the
          --------
Building and the other improvements and areas that are now planned as part of the Premises. The parties acknowledge and agree that this site plan is general in nature and thus may differ somewhat from the actual Building and Premises as constructed. Landlord will not, without Tenant's consent, construct new leasable area in the Premises or additional parking not for Tenant's use (except for the Additional Parking Areas)

     1.3  Wiring. To the extent that it does not damage Landlord's Work and/or
          ------
existing Systems and Equipment or the rest of the Building, Tenant, at its cost, may install wiring for its computers and equipment above hung ceilings and within the interior walls of the Building, provided that Tenant otherwise complies with the rest of this Lease and that Landlord will have no obligations or Liabilities in connection therewith. Tenant will indemnify and hold Landlord harmless from Liabilities in connection with this wiring and installation, maintenance and removal. Tenant will maintain the wiring.

2.   CONSTRUCTION OF PREMISES.
     ------------------------

     (a) Landlord will diligently perform "'Landlord's Work" and Tenant will diligently perform "'Tenant's Work" in accordance with Exhibit "C" and the rest of this Lease. Landlord's Work will be deemed to have been substantially completed, even if Landlord has not completed "punchlist" or other minor items, as long as Landlord agrees to complete these items diligently and as long as such completion shall not materially interfere with Tenant's use and occupancy of the Premises to conduct business. Tenant's final punchlist will be submitted to Landlord within forty five (45) days after Landlord notifies Tenant that Landlord's Work is substantially completed. Substantial completion of Landlord's Work will be deemed to have occurred on the date as of which Landlord's architect certifies in good faith that Landlord's Work has been substantially completed (or the date as of which it could have been completed but for delays for which Tenant is responsible as described in Exhibit "C"). Subject to extension by reason of delays for which Tenant is responsible and force majeure, Landlord will diligently attempt to substantially complete Landlord's Work for the
Building: to a level that will permit Tenant's contractors to enter during the month of October, 1999 or earlier (with the continuing right to enter thereafter in accordance with this Lease), in order to perform portions of Tenant's Work for the Ground Floor of the Building; and so that all of Landlord's Work for the Building is substantially completed during the month of February, 2000. If Landlord's Work is not deemed to have been substantially completed and Tenant does not occupy the Building to conduct business within eighteen (18) months after this Lease becomes effective (not including delays for which Tenant is responsible, and which period shall be extended for up to an additional six (6) months for force majeure), Tenant will have the right to terminate this Lease on at least thirty (30) days prior written notice, which notice must be given within thirty (30) days after the end of such period (as it may be extended); provided, however, that if Landlord's Work is deemed to have been substantially
--------  -------
completed or Tenant occupies to conduct business before the end of the period specified in the termination notice, the termination notice and Tenant's termination right will be null and void and this Lease will continue in full force and effect. Tenant also will deliver to Landlord in a timely manner the information to be provided by Tenant as described in Exhibit "CC" hereto, and any other information reasonably requested of Tenant by Landlord to enable Landlord to design and perform Landlord's Work.

     (b) Tenant understands that Landlord's ability to obtain permanent mortgage financing for the Premises likely will be conditioned on the diligent performance and completion of Tenant's Work and Tenant's substantial occupancy of the data center and the rest of the Building to conduct business as soon as reasonably possible after the completion of each of those areas, and therefore Tenant agrees to so complete Tenant's Work and to so occupy.

     (c) Subject to the terms of this Section and the rest of this Lease, Landlord will use good faith, diligence and commercially reasonable efforts to perform and complete Landlord's Work in a good and workmanlike manner subject to and in compliance with applicable Laws then in effect.

     (d) Provided that the conditions stated below all are satisfied, Tenant will have the right to purchase at "par" (i.e., a net payment to the lender at closing of the entire outstanding principal balance, all accrued but unpaid interest, and all other sums due under the Construction Loan documents) the first mortgage construction loan encumbering the Premises (and associated collateral) that will provide construction financing for Landlord's Work (the "Construction Loan") and thereafter to complete Landlord's Work and Tenant's Work. The conditions to be satisfied are: Landlord has defaulted under the Construction Loan, and Landlord's default did not result in whole or in any material part from Tenant's breach of its obligations under this Lease (including, without limitation, a failure to comply with the terms of Section 24.17) and Tenant is not in default; Landlord has failed to cure its default under the Construction Loan within applicable grace and cure periods; as a result of such default, the lender notifies the applicable parties in writing that it refuses to advance any further funds under the Construction Loan and refuses to permit Landlord and/or Gilbane Building Company (or their respective affiliates) to continue with the performance of Landlord's Work and in fact as a result thereof construction of Landlord's Work ceases for at least thirty (30) consecutive days; Tenant notifies Landlord in writing of its intention to purchase the Construction Loan and Landlord fails to commence and thereafter diligently continue construction of Landlord's Work within thirty (30) days after receipt of Tenant's notice; Tenant's purchase of the Construction Loan is accomplished pursuant to documents approved by the lender of the Construction Loan. The terms of the Construction Loan will provide for the foregoing or will provide other terms relating to Tenant's purchase of the Construction Loan as the parties may approve and will in any event be non-recourse to the lender without any warranty, express or implied, by the lender.

3.   POSSESSION AND SURRENDER OF PREMISES.
     ------------------------------------

     When this Lease terminates, Tenant will remove all of its signs, movable trade fixtures and movable computer and other equipment (and wiring integral to such computers and equipment), inventory and other personal property that is not attached to the Building in such a manner as to cause substantial damage to the Building when it is removed ("Tenant's Property"). Notwithstanding the foregoing or anything else to the contrary, Tenant need not remove Tenant's Property from the ground floor data center area, Tenant will not have the right to remove raised flooring that is Tenant's Property if the Lease terminates by reason of any default by Tenant (but if there is not a default Tenant will have the right to remove raised flooring in the Ground Floor data center area on the termination of the Lease), and Tenant will not have the right to remove any ceilings, or any equipment or wiring that would damage the exterior or the structure of the Building or that is integral to or necessary for the proper functioning of the base building Systems and Equipment in the Building. Tenant's Property remaining after termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without incurring any Liabilities to Tenant. In areas of the Building other than the data center, Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, and otherwise in the same condition as on the completion of the initial Landlord's Work and the initial Tenant's Work, normal wear and tear excepted. In the data center, Tenant will repair only damage to the exterior or structure of the Building or the base building Systems and Equipment.

4.   TERM.
     ----

     (a) The Lease term is as set forth in Section 1.1(b). A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term starting with the Rent Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Rent Commencement Date if the Rent Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve (12) months if the Lease is terminated early or if the expiration date does not fall on the end of the 12-month period.

     (b) If necessary, the initial term of this Lease will be deemed extended (but not shortened) so that the initial term of this Lease will expire twelve
(12) years (plus any partial month) after the closing and funding of the initial permanent mortgage loan that is secured by the Premises or any portion thereof; provided, however, that the initial term of this Lease will not be extended by more than nine (9) months by reason of this clause (not counting any delay in such closing or funding due to Tenant's failure to complete Tenant's Work). At Landlord's request, Tenant promptly will execute a written confirmation of the new expiration date of the initial term, although Tenant's failure to execute such a confirmation will not affect the actual (extended) expiration date of the initial Lease term.

5.   RENT.
     ----

     (a) Tenant will pay the annual base rent as shown in Exhibit "D" (which in turn is subject to Rider #2) in equal monthly installments in advance beginning on the Rent Commencement Date and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. Subject to Subsection (b) below, all rent due under this Lease will be paid without demand, deduction, counterclaim or offset of any type in lawful U.S. legal tender at 2101 Rosecrans Avenue, Suite 5252, El Segundo, CA 90245-4742, Attn: Accounting Dept., or to such other person or place as Landlord may from time to time designate by written notice pursuant to this Lease. Tenant will pay the first month's base rent when it executes this Lease.

     (b) If and for so long as there is a mortgage loan encumbering the Premises or a loan that is secured by the Letter of Credit, at the written request of Landlord or Tenant, Landlord and Tenant will establish a collection account for the receipt and disbursement of base rent. In such event, Tenant will pay the base rent as and when required each month into this collection account, and the collection agent promptly will disburse from such amount an amount sufficient to pay debt service and any other amounts owed to the mortgage lender and/or the lender of the loan secured by the letter of credit, with the balance being disbursed to Landlord. The collection agent and the terms of this collection account will be subject to the mutual written approval of Landlord and Tenant, which approval will be based on customary terms for such agreement and will not be unreasonably withheld or delayed. The parties agree to the Bank of America or the Bank of Boston as collection agent, and to a collection agreement in form substantially similar to the one attached as Exhibit "B-1."

6.   TAXES.
     -----

     6.1 Definition of Taxes. "Taxes" means all taxes, assessments, and other
         -------------------
governmental or quasi-governmental levies, charges and fees imposed against, for or in connection with all or any portion of: the Premises; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Premises; Landlord's right to receive, or the receipt of, rent, profit or income from the Premises; improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Premises; a reassessment due to any change in ownership or other transfer of all or any portion of the Premises; and fixtures, equipment and other real or personal property used by Landlord in connection with the Premises. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties, interest and costs incurred in contesting taxes, and any governmental or quasi-governmental charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or governmental or quasi-governmental charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal,
                                    --------------------
state or municipal net income, franchise, excise, inheritance, gift or estate taxes.

     6.2  Payment of Taxes.  Subject to Article 9, as of the Rent Commencement
          ----------------
Date Tenant will pay its Tenant's Percentage of all Taxes directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills from time to time.

     6.3  Tenant's Taxes. Tenant will pay before delinquency all taxes
          --------------
assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property.

7.   OPERATING COSTS.
     ---------------

     7.1  Definition of Operating Costs. "Operating Costs" are all costs and
          -----------------------------
expenses incurred in connection with the Premises and its ownership, operation, management, maintenance, repair, replacement and improvement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by Tenant; materials, supplies and equipment; deductibles under Landlord's insurance policies; wages and payroll, including bonuses, (all of which, for existing employees, will not increase by more than ten percent (10%) per annum, cumulative, and, for employees subsequently hired, will not increase by more than ten percent (10%) per annum, cumulative, over their initial wages and payroll, including bonuses); fringe benefits, workers compensation and payroll taxes; professional and consulting fees; management fees equal to three percent (3%) of all scheduled rent (including, without limitation, base rent, Taxes, Operating Costs, insurance costs and additional rent payable by Tenant and without giving effect to any abatements or reductions) or, if no managing agent is retained, an amount in lieu thereof not in excess of the foregoing rates; complying with any Laws and insurance requirements; "environmental audits" deemed necessary by Landlord (but no more than once per year), snowplowing, landscaping and roadway maintenance, and costs payable in connection with any easements or covenants, conditions and restrictions or similar agreements that benefit or burden the Premises. Operating Costs do not
                                                        ----------------------
include: Taxes or the exclusions therefrom; depreciation
-------
of the Premises structures and improvements; Landlord's loan fees, points, debt service or ground lease payments, or costs incurred in negotiating of any of the underlying documents in connection therewith; the cost of Landlord's Work; costs (if any) for the construction, signalization, widening or improvement of public roads or bridges or traffic mitigation (except for transportation management programs or compliance therewith, which will be equitably allocated to the property or properties affected) that have been committed to by Landlord in connection with the existing MEPA Certificate of Compliance and the Special Permit obtained for the Premises; expenses for repairs or maintenance to the extent reimbursed by warranties, guarantees, service contracts or insurance proceeds (net of costs of enforcement and/or collection); costs involved in defending Landlord's title to or interest in the Project; costs to influence prospective legislation; costs otherwise directly paid or specifically reimbursed by Tenant (other than by an allocation of Operating Costs), such as separately metered electricity payable directly by Tenant to the utility company; brokerage commissions; marketing costs; and costs to construct new leasable area or parking areas in the Premises that are not for use by Tenant. The following costs will be included in Operating Costs, but amortized over the useful life of the applicable item or twelve (12) years, whichever is less, assuming straight-line amortization and an interest rate of ten percent (10%) per annum: the replacement of the Building's major structural members (as opposed to the cost of the repair and maintenance thereof, which will not be
                                                                      ---
amortized and will be fully included as part of Operating Costs when incurred); and the cost of replacing the Building's roof (as opposed to the cost of the repair and maintenance thereof, which will not be amortized will be fully
                                           ---
included as part of Operating Costs when incurred). However, in either case, if such replacement is required due to Tenant's failure to properly repair or maintain or the negligent or intentional acts or omissions of Tenant or its Affiliates, Tenant will pay all costs in connection therewith as and when incurred, less the net amount of any insurance proceeds collectible on account thereof.

     7.2  Payment of Operating Costs. Subject to Article 9, as of the Rent
          --------------------------
Commencement Date Tenant will pay its Tenant's Percentage of Operating Costs described in Section 7.1, as additional rent within thirty (30) days after receipt of Landlord's bills from time to time.

8.   INSURANCE.
     ---------

     8.1  Tenant's Insurance.
          ------------------

          (a)  Tenant will maintain during the term:

               (i) Commercial general liability insurance (Broad Form CGL), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities pursuant to this Lease. The amount of this insurance will not be less than $10,000,000.00 combined single limit for each occurrence.

               (ii) "All risk" casualty insurance, covering all of Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement value.

               (iii) [INTENTIONALLY OMITTED]

               (iv) Worker's compensation insurance in statutory limits, and employer's liability insurance of not less than $1,000,000.00.

               (v) Builder's risk insurance (completed value form) for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

          (b) All policies of insurance carried by Tenant must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be from insurers acceptable to Landlord; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty (30) days prior written notice.

          (c) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord when this Lease is signed and renewals provided not less than thirty
(30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives any right to recover against Landlord for Liabilities in connection with any type of cause or peril which is supposed to be insured against under the insurance policies required to be maintained by Tenant.

     8.2  Landlord's Insurance; Payment; and Waiver of Subrogation.
          --------------------------------------------------------

          (a) Landlord will maintain casualty insurance of at least ninety percent (90%) of the full replacement cost of the Building and other improvements in the Premises (excluding foundations, footings and below-grade space), with either no deductibles or deductibles that do not exceed commercially reasonable amounts, commercial general liability insurance (Broad Form CGL or the functional equivalent) of at least Five Million Dollars ($5,000,000), and other insurance policies in such amounts, with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion (which may include, without limitation, rental loss insurance policies). All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Landlord's insurance policies will contain waivers of subrogation.

          (b) Subject to Article 9, Tenant will pay directly to Landlord as additional rent Tenant's Percentage of the cost of all premiums for Landlord's insurance for the Premises within thirty (30) days after receipt of Landlord's bills from time to time.

          (c) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

9.   MONTHLY PAYMENT OF TAXES, OPERATING COSTS AND INSURANCE PREMIUMS.
     ----------------------------------------------------------------

     At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay Tenant's share of Taxes, Operating Costs and Landlord's insurance premiums (or any of them) in monthly installments, in advance on the first of each month, based on amounts estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments due for that particular payment category. Quarterly, or less frequently, Landlord may deliver a bill to Tenant for Tenant's share of Taxes, Operating Costs or insurance premiums, and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill. If required by Landlord's lenders, estimated monthly payments of Taxes and/or Operating Costs and/or insurance premiums will be escrowed with Landlord's lenders.

10.  UTILITIES.
     ---------

     Landlord will be solely responsible for bringing utility services to the Premises to the extent provided as part of Landlord's Work. Tenant will pay when due to the furnishing parties all fees and costs for utility services, and meters and equipment (to the extent not supplied as part of Landlord's Work), furnished to the Building and the rest of the Premises, including, without limitation, telephone, electricity, HVAC, sewer, water and gas (if furnished). If utilities and services for the Premises are not separately metered or charged, Tenant will pay its share (as reasonably determined by Landlord) of such costs directly to Landlord as additional rent, either monthly when base rent is due, or within fifteen (15) days after receipt of Landlord's bill, at Landlord's option. Landlord is not responsible for any Liabilities incurred by

Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or utility systems.

11.  USE OF PREMISES.
     ---------------

     Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

          (a) Operate its business in an attractive and first class manner. Tenant will not permit any unreasonable (for a data center) noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that unreasonably disturbs the quiet enjoyment of neighboring occupants. In particular, Tenant agrees that except in emergencies, it will make commercially reasonable efforts not to test or "test fire" its backup generators except on Sundays or before or after normal business hours for neighboring office tenants. All deliveries and pickups must be conducted at times and in a commercially reasonable manner and so as not to unreasonably disturb neighboring occupants. All trash and waste products must be stored, discharged, processed and removed in a commercially reasonable manner and so as not to unreasonably disturb neighboring occupants, and so as not to be visible to other occupants of Minuteman Park or create any health or fire hazard.

          (b) As long as 400 River Limited Partnership or an affiliated entity or an entity affiliated with Niuna-400 River, Inc. or its current shareholders or officers owns part of Minuteman Park or an interest therein, install only window coverings and treatments approved by Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord determines is unsightly or inconsistent with the rest of Minuteman Park. The parties acknowledge that the ground floor data center area as now being designed will not have windows.

          (c) (i) Not permit any coin or token operated vending, video, pinball, gaming or other mechanical devices on the Premises, except solely for use by Tenant's employees; (ii) conduct retail sales to walk-in customers (other than occasional sales); (iii) permit governmental or quasi-governmental agencies to occupy the Premises;(iv) use the Premises as doctors' offices, a school or educational institution (except for training for customers and/or Tenant's personnel), living or sleeping quarters ; (v) store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; or (vi) conduct any auction, distress, fire, bankruptcy or going-out-of-business sale. Tenant's business of hosting web pages will not be deemed to be in violation of Subsections (iv) or (v) above.

          (d) Comply with: Laws and insurance requirements affecting the Premises or any use and occupancy thereof by Tenant or its Affiliates (including, without limitation, making required improvements to the Premises); and Landlord's rules and regulations from time to time. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, Minuteman Park or the Premises itself. The foregoing will not be deemed to waive Landlord's obligations to obtain any necessary licenses, approvals and variances for Landlord's Work (except if and to the extent that they are dependent on the completion of Tenant's Work, in which case they will be obtained on such completion).

          (e) If it wishes, install signs or lettering on the entry doors to the Premises identifying its tenancy in the manner customary to first-class office buildings. Subject to complying in all instances with applicable Laws, Tenant also will have the right to install the following additional sign (the "Additional Sign"): a pylon sign in a location specified by Landlord, identifying its tenancy in the manner customary to first-class office buildings, and in conformity with the sketch attached hereto as Exhibit "G." Tenant's rights with respect to the Additional Signs are personal to the Tenant originally named in the Lease and may not be exercised or maintained by or for anyone else (except by an "Acquiring Entity" as defined in Section 24.18). If Tenant defaults, or Transfers any part of this Lease or the Premises (except for valid subleases that all together aggregate less than fifty percent (50%) of the rentable area of the Building when made), and at the expiration of the Lease, Tenant at its cost will remove the Additional Signs and repair any damage to the Building and the rest of the Premises, all in a manner satisfactory to Landlord (and in addition to any other rights and remedies of Landlord if Tenant defaults). The design, materials and construction of the Additional Signs will be subject in all respects to Landlord's prior approval. Tenant will conform to standards established by Landlord from time to time for the above signs and lettering and submit for Landlord's prior approval a plan or sketch of the Tenant's proposed sign or lettering, and provided that Tenant's signs and lettering so conform, Landlord's consent will not be unreasonably withheld. All other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

          (f) Not use any advertising or other media or other such device which can be heard or experienced outside the Premises (except as permitted in subparagraph (e) above), including without limitation, lights or audio or visual devices. Tenant will not distribute handbills or advertising, promotional or other materials anywhere in Minuteman Park or solicit business in Minuteman Park other than within its own Building.

12.  MAINTENANCE AND REPAIRS.
     -----------------------

     12.1 Landlord's Obligations. Landlord will repair and maintain roadways,
          ----------------------
sidewalks and parking areas of the Premises in a first-class manner and provide snowplowing and landscaping for the Premises. For a period of one (1) year following delivery (i.e., to correspond to the standard one (1)-year warranty period), Landlord will also repair any of Landlord's Work that is defective on delivery. However, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease.

     12.2 Tenant's Obligations. Except for Landlord's obligations in Section
          --------------------
12.1 and as set forth immediately below, Tenant will maintain and repair the Building and the Systems and Equipment serving the Building in a first-class manner (including replacement thereof if and when necessary), and keep the Building in good order and condition, including, without limitation, Tenant's Property, all doors, windows, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord). Subject to Landlord's prior consent, which will not be unreasonably withheld, Tenant may select a cleaning company of its choice to clean the Building at Tenant's sole cost. In furtherance of Tenant's maintenance and repair obligations, Landlord will assign to Tenant, or cooperate in a commercially reasonable manner with Tenant in enforcing, any guarantees or warranties applicable to the Building.

13.  ALTERATIONS.
     -----------

     13.1 Landlord's Consent. "Alterations" means Tenant's alterations,
          ------------------
additions, improvements, remodeling, repainting, or other changes. Tenant may make nonstructural Alterations to the interior of the Building without
                                                               -------
Landlord's consent as long as the Alterations do not: (a) affect the windows, the exterior of the Building, or any portion of the Building or the rest of the Premises outside of the Building; (b) affect the strength, structural integrity or load-bearing capacity of any portion of the Building; (c) adversely affect the base building Systems and Equipment in the Building or any life safety Systems and Equipment, and any replacement of any base building Systems and Equipment must be with items equivalent to or better than the items being replaced, and any replacement of life safety Systems and Equipment will require Landlord's prior written consent; or (d) in Landlord's reasonable judgment, cost more than a total of One Hundred Eighty Thousand Dollars ($180,000) in any Lease Year (increasing at the rate of 3% per year) when combined with the cost of other Alterations made in that Lease Year (and in this case Landlord's consent will not be unreasonably withheld if the other limitations in this Section are complied with). All other Alterations require Landlord's prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

     13.2 Notice. Tenant will notify Landlord not less than fifteen (15) days
          ------
before beginning any Alterations (but no notice will be required for moveable, unattached partitions and work stations). Together with Tenant's notice, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, built-in cabinetry, and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, all Alterations will be deemed Landlord's property and part of the realty, and will be surrendered with the Premises at the end of this Lease, unless otherwise requested by Landlord (but Tenant will not be required to remove the Alterations it makes as part of Tenant's Work for Tenant's initial occupancy of the Building).

     13.3 Compliance with Laws. Alterations will comply in all respects with
          --------------------
this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other occupant in Minuteman Park, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld. Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance.

     13.4 Liens. Tenant will pay when due all claims for labor, materials and
          -----
services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises free from all liens, security interests and encumbrances ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

     13.5 Rooftop. Subject to the following and the rest of this Article and
          -------
this Lease, Tenant may install telecommunications equipment on the roof of the Building, provided that the equipment and associated installations are fully screened in a manner reasonably satisfactory to Landlord and in keeping with the rest of the Building . Tenant will be responsible for all Liabilities in connection with this equipment and associated installations, including, without limitation, installation, removal, operation, repair, maintenance, insurance, taxes and other costs and fees. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of this equipment. For these and any other installations undertaken by or for Tenant on the roof, or any other penetrations of the roof or the roof membrane by or for Tenant, Tenant will secure from the membrane roofing manufacturer certification that the installations or penetrations are compatible with all design requirements and will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacturer-authorized roofing contractor for any work that requires the penetration of the roof or the membrane roofing system. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, will remove this equipment and associated installations and repair all damage to the roof caused thereby or otherwise caused by Tenant or its Affiliates. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with this equipment and associated installations and/or any penetrations of the roof by or for Tenant, and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection therewith.

14.  INDEMNITY; SATISFACTION OF REMEDIES.
     -----------------------------------

     14.1 Indemnification. In addition to any other indemnities in this Lease,
          ---------------
Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates or the conduct of Tenant's business; Tenant's breach of or default under this Lease; and claims by Tenant's Affiliates or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease. Tenant will not be required to pay to or indemnify Landlord for special, indirect, consequential, punitive or similar damages by reason of this clause, but this limitation will not apply with respect to Section 22 of this Lease nor to any obligations or other Liabilities that Tenant may incur thereunder nor to any damages that Landlord may recover from Tenant thereunder (whether or not such Liabilities or damages thereunder are considered to be special, indirect, consequential, punitive or similar damages).

     14.2 Damage to Persons or Property. Subject to the rest of this Section
          -----------------------------
and the rest of this Lease, Landlord will be liable for damages solely to the extent caused by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any other tenants of or occupants of Minuteman Park, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, leakage, malfunction, obstruction or other defects in Systems and Equipment, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 24.5. Tenant and Tenant's Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason. Tenant immediately will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. This Section 14.2 is not meant to reduce the extent of Landlord's obligations to repair or rebuild in any particular circumstance as may be required in Section 12.1 and Articles 16 and 17 or to prevent Tenant from exercising termination rights (if any) specifically granted to Tenant elsewhere in this Lease.

     14.3 Satisfaction of Remedies. Notwithstanding anything in this Lease or
          ------------------------
elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Premises to satisfy any claims, rights or remedies, and Landlord and its Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

15.  PARKING.
     -------

     15.1 [INTENTIONALLY OMITTED]

     15.2 Parking. At no additional cost to Tenant (other than Tenant's share
          -------
of Taxes, insurance and Operating Costs from time to time), Tenant may park in accordance with applicable Laws in the parking areas of the Premises to be constructed (other than in the Additional Parking Areas), which will be approximately 450 spaces initially. Provided that Tenant does not default and does not Transfer any part of this Lease or the Premises (except for subleases that all together aggregate less than fifty percent (50%) of the rentable area of the Building when made), if during the first five (5) Lease Years Tenant at its cost converts a portion of the Ground Floor space in the Building from data center use to office use (and if Tenant does so it shall do so at its own cost and to a level of fit, finish and specifications equivalent to the Second Floor office space in the Building and in accordance with the terms of this Lease), Landlord at its cost will construct if necessary additional parking spaces so that Tenant will have the right to park 3.3 cars per 1,000 square feet of such converted office space, up to a maximum of 16,000 square feet of such converted office space (the "Expansion

Parking"). In addition, provided that Landlord's ability to provide the Expansion Parking and to accommodate Tenant's possible expansion of the Building in accordance with Rider #3 is not adversely impacted, Landlord at its cost will have the right to construct additional parking areas on the Premises (the "Additional Parking Areas") in the designated area shown in the site plan attached as Exhibit "A", and to permit others to park thereon to the exclusion of Tenant, pursuant to leases, licenses, easements or otherwise (or at Landlord's option adjust the lot lines of the Property in accordance with applicable Laws to exclude the Additional Parking Areas from the Premises), and in this case Tenant will not be required to pay any Operating Costs or utilities for the Additional Parking Areas (and if the Additional Parking Areas are removed from the Premises, then Tenant will not be required to pay any costs in connection with the Additional Parking Areas). If the Additional Parking Areas remain part of the Premises and are used by parties other than Tenant or its Affiliates to park on, Landlord will indemnify, defend and hold Tenant harmless from loss or damage arising out of the exercise by parties other than Tenants or its Affiliates of rights to park on the Additional Parking Areas. Landlord may reasonably: change signs, lanes and the direction of traffic within the parking areas; change, or add parking spaces or areas devoted to parking for Tenant's use (in addition to the Additional Parking Areas); allow free parking or parking with a validation, valet, sticker or other system; promulgate rules and regulations; and take any other actions deemed necessary by Landlord, provided that Tenant always will have access to its parking areas (except to the extent that access is prevented by force majeure or necessary repairs and maintenance) without additional charge, except for Tenant's share of Taxes, insurance and Operating Costs from time to time.

16.  DAMAGE OR DESTRUCTION.
     ---------------------

     16.1 Repairs. Subject to the rest of this Article and the rest of this
          -------
Lease, Landlord will repair damage to the Premises caused by casualties insured against under standard "all risk" casualty policies. However, Landlord is not obligated to repair damage for which Tenant or its Affiliates are responsible or for which Landlord has no liability under other provisions of this Lease. Except as may otherwise be required by then applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition, but Landlord is not required to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement (unless Tenant first deposits with Landlord an amount equal to one hundred ten percent (110%) of the expected shortfall as reasonably determined by Landlord and agrees in a manner satisfactory to Landlord and its lenders to promptly fund any additional shortfall), or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

     16.2 Election to Terminate. Landlord has the option either to repair the
          ---------------------
casualty damage, or terminate this Lease by delivering written notice within sixty (60) days after the damage occurs, if: the damage occurs during the last year of the term, as it may be extended; or Tenant is in default; or in Landlord's reasonable judgment the repairs normally would take more than twelve
(12) months to complete (as long as there would be at least one year remaining in the term, as it may be extended, after the expected repair period); or in Landlord's reasonable judgment the repairs normally would take more than one hundred twenty (120) days or more than one-third (1/3) of the remaining term to complete (if there would be less than one (1) year remaining in the term, as it may be extended, after the expected repair period).

     16.3 Abatement of Rent. If the Building is damaged so as to be
          -----------------
untenantable for more than five (5) consecutive business days, or if Tenant's parking is damaged and Landlord is not able to replace any of Tenant's lost parking spaces reasonably promptly and in reasonable proximity and the lack of parking materially adversely affects Tenant's ability to use the Building for its intended purposes, and Landlord is required or elects to repair the damage, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate until Landlord has substantially completed the repairs and given Tenant access to the Building (or Tenant's use of the Building for its intended purposes no longer is materially impaired), or Tenant reoccupies part of the Building, whichever is earlier. If Tenant continues to occupy or reoccupies the Building before substantial completion of these repairs but cannot occupy substantially all of the Building because of these ongoing repairs, base rent and Tenant's share of Taxes and Landlord's insurance premiums will abate in proportion to the degree to which Tenant's use of the Building is impaired, as reasonably determined by Landlord. Base rent and Tenant's share of Taxes and Landlord's insurance premiums will not be abated if the acts or omissions of Tenant or its Affiliates render Landlord unable to collect the rental loss insurance proceeds that otherwise would have been payable to Landlord. The abatement of base rent and Tenant's share of Taxes and Landlord's insurance premiums described above is Tenant's sole remedy against and compensation from Landlord in connection with any damage, destruction or repairs.

17.  CONDEMNATION.
     ------------

     If all or substantially all of the Building or the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned"), this Lease will terminate when title or possession is taken by the condemning authority or its designee. If:

          (a) More than twenty-five percent (25%) of the usable area of the Building or of Tenant's parking spaces is Condemned, either Landlord or Tenant may terminate this Lease when title or possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen (15) days thereafter. (But, notwithstanding the foregoing, even if less than twenty five percent (25%) of the usable area of the Building is Condemned but more than twenty five percent (25%) of Tenant's parking spaces is Condemned, Tenant will not have the right to terminate the Lease if Landlord, at its option, is able to replace any of Tenant's lost parking spaces in excess of the twenty five percent (25%) maximum reasonably promptly and in reasonable proximity to the Premises.

          (b) Part of the Building is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Building will be a complete architectural unit. If part of Tenant's parking is Condemned and this Lease is not terminated, Landlord will if possible under applicable Laws and if commercially reasonable, replace the lost parking on the Premises so that the ratio of the number of Tenant's parking spaces after the Condemnation compared to the rentable area of the Building after the Condemnation is not materially less than the ratio of Tenant's total initial parking spaces compared to the initial rentable area of the Building. Otherwise, Landlord's restoration or replacement will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and substantially all of the proceeds of any awards granted for the Condemnation.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     18.1 Landlord's Consent Required. Tenant will not voluntarily,
          ---------------------------
involuntarily or by operation of any Laws sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without Landlord's prior written consent in each instance. Any attempt to do so without this consent will be null and void and a default. Without limiting the generality of the foregoing, Tenant will not have the right or power to Transfer any portion of the Premises or its rights therein (e.g., Tenant's right to park in its parking areas) except pursuant and incidental to a good faith and valid assignment of this Lease or a good faith and valid sublease of a portion of the Building.

     18.2 Notice. Tenant will notify Landlord in writing at least thirty (30)
          ------
days before any proposed or pending Transfer and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the proposed Transfer documents, financial statements and other financial information about and banking references for the proposed Transferee, and information as to the type of business and business experience of the proposed Transferee. All of this information must be suitably authenticated.

     18.3 Landlord's Right to Terminate. If Tenant notifies Landlord of a
          -----------------------------
Transfer, or if Landlord becomes aware of a Transfer, Landlord may: consent; withhold consent (subject to Sections 18.4 and 18.5 below); or terminate this Lease on written notice to Tenant if the Transfer is an assignment of the Lease other than to an Acquiring Entity, or a sublease of all or substantially all of the Building. If Tenant proposes a sublease for a term longer than one year that together with all other subleases would total more than fifty percent (50%) of the rentable area of the Building if made, Landlord may terminate the Lease as to the portion of the Building proposed to be sublet. If Landlord elects to terminate, this Lease (or this Lease as applicable to the portion to be sublet as described above) will terminate on the date set forth in Landlord's termination notice. Nothing in this Section limits Landlord's rights or remedies if Tenant is in default or if the Transfer does not comply with this Article.

     18.4 Reasonable Consent. Subject to Section 18.5, if Landlord does not
          ------------------
elect (assuming it is permitted) to terminate this Lease, and if the request for Transfer is given after the end of the first (1st) Lease Year, Landlord will not unreasonably withhold its consent to an assignment or subletting (for purposes of this Article, Landlord may arbitrarily withhold consent to other Transfers). Tenant agrees that the withholding of Landlord's consent will be deemed reasonable if Tenant is in default or has failed to comply with the rest of this Article, or if any of the following conditions are not satisfied:

          (a) The proposed assignee or subtenant will use the Premises strictly in accordance with the terms of this Lease.

          (ax) The business of the proposed assignee or subtenant is consistent with the other uses and the standards of Minuteman Park, in Landlord's reasonable judgment.

          (b) The proposed assignee or subtenant is reputable, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient independent financial capabilities to perform all of its obligations under this

Lease or the proposed sublease, in Landlord's reasonable judgment, and within the two-year period prior to the Transfer has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any of its affairs or assets or been subject to criminal judgments.

          (c) Neither the proposed assignee or subtenant nor its Affiliates is or has been a tenant or occupant or has negotiated for space in Minuteman Park, or in other projects in Massachusetts currently owned by Landlord or a partnership or corporation affiliated with Landlord or Niuna-400 River, Inc., Inc. or its current shareholders or officers (such other projects are currently located in Andover, Wakefield and Billerica) within the six (6) month period before the delivery of Tenant's written notice. This Subsection (c) will apply only while 400 River Limited Partnership or an affiliated entity or an entity affiliated with Niuna-400 River, Inc. or its current shareholders or officers owns property in Minuteman Park or an interest therein.

          (d) A proposed sublease will not result in more than three (3) entities or businesses occupying the Building or the rest of the Premises.

These conditions are not exclusive and Landlord may consider other factors in determining if it should grant or reasonably withhold its consent.

     18.5 (a) Family Transfers. The Transfer of more than forty nine percent
              ----------------
(49%) Tenant's capital stock or ownership interests to any person or entity or affiliated persons or entities, whether directly or indirectly or by one or more transactions (other than by unrelated transactions on a public exchange, such as the NYSE or NASDAQ), or any dissolution, merger, consolidation or other reorganization of Tenant, or the Transfer of all or substantially all of Tenant's assets, will be deemed to be an attempted assignment of this Lease and subject to all of the terms of this Article 18 (except as specifically noted below) and the rest of this Lease, and the Transferee or other party will be deemed to be a prospective assignee. However, an assignment by Tenant to an Acquiring Entity, or a sublease by Tenant to a Family Entity, will be deemed to be a permitted assignment or sublease, as applicable, provided that the rest of this Article 18 is complied with (although Sections 18.4(ax) and (b) will not apply and Section 18.4(c) will apply only with respect to the Premises and other projects located in Andover, Massachusetts [and Section 18.4(c) will not apply at all in the case of a Transfer to the entity resulting from a merger between Tenant and another tenant located in one of the projects specified in Section 18.4(c)], in each case as long as the purpose of the transaction was not to avoid those or any other provisions of this Lease). Tenant agrees that, despite any contrary agreements between Tenant and a Transferee or other acquiring party, anything else to the contrary, even if this Lease is not assigned a Transferee or other acquiring party of all or substantially all of Tenant's other assets will be deemed to have assumed all of Tenant's Liabilities under this Lease, and Tenant will make such Transferee or other acquiring party aware of this provision. Sublessees do not have the right, power, authority to further sub-sublease or otherwise Transfer all or any portion of or interest in the space they sublease.

          (b) A Transferee (which for these purposes shall exclude any sublessee but shall include any assignee by contract, foreclosure, operation of law or otherwise) will be deemed to have assumed all of Tenant's obligations and Liabilities under this Lease (all of which shall be deemed to run with the land) and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment. To confirm the foregoing, a prospective Transferee (other than a sublessee) will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above, and Tenant and the Transferee will be deemed to be jointly and severally liable for all Liabilities of the tenant under this Lease and any existing and future amendments thereto (although such a written assumption shall not be required to establish the full liability of the Transferee for all of Tenant's Liabilities under this Lease). A sublease will be deemed to be subject and subordinate to this Lease in all respects. Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease. The subtenant will acquire no rights or claims against Landlord or its Affiliates and will not have the right to enforce any of Tenant's rights and remedies under this Lease against Landlord. If this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. By entering into a sublease, Tenant and the sublessee agree that if the sublessee breaches an obligation under its sublease which would also constitute a default by Tenant under this Lease if not cured within applicable grace periods, then Landlord will have all of the rights and remedies against the subtenant that is also has against Tenant for such a default. Without limiting the generality of the foregoing, Landlord will be permitted (by assignment of the cause of action or otherwise) to join the Tenant in any action or proceeding against subtenant or to proceed against the subtenant directly in the name of Tenant to enforce these rights and remedies. Tenant will cooperate with Landlord and execute such documents as may be reasonably necessary to implement these rights granted to Landlord. The exercise of these rights and remedies will not constitute an election of remedies and will not in any way impair Landlord's right to pursue other or similar rights and remedies directly against Tenant, nor will the grant or exercise of these rights or remedies result in the subtenant acquiring any rights or claims against Landlord or its Affiliates.

     18.6 No Release of Tenant. Whether or not Landlord consents, no Transfer
          --------------------
will release or alter the primary liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any Transfer, Landlord may consent to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of liability under this Lease (as it may be modified), except that Tenant's aggregate monetary liability under this Lease, as it may be modified, will not be greater than it would have been under this Lease without the modification.

     18.7 Additional Terms. Tenant will pay Landlord's reasonable attorneys'
          ----------------
fees and other costs in connection with any request for Landlord's consent to a Transfer. To be effective all assignments and subleases must always prohibit any further assignment, subleasing or other Transfer and state that they are subject and subordinate to the terms of this Lease. Subject to Section 18.5(a), while 400 River Limited Partnership or an affiliated entity or an entity affiliated with Niuna-400 River, Inc. or its current shareholders or officers owns the Premises or an interest therein, Tenant and its Affiliates will not, directly or indirectly, take an assignment or sublease from, or otherwise occupy premises leased to, any existing or future tenants (or their assignees, sublessees or successors) of space in Minuteman Park, or in other projects in Massachusetts owned by Landlord or a partnership or corporation affiliated with Landlord or with Niuna-400 River, Inc. or its current shareholders or officers (such other projects are currently located in Wakefield, Andover, and Billerica). The surrender of this Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: fifty percent (50%) of all consideration as and when paid for or by reason of any assignment of this Lease; and, in the case of a sublease, fifty percent (50%) of the amount by which the sublease rent and other consideration as and when paid for the sublease (less the sublessee's pro-rata payment of real estate taxes and insurance, to the extent paid, and less reasonable costs paid by Tenant to unaffiliated third parties specifically and directly for the sublease, such as tenant improvement costs and brokerage commissions) exceeds the base rent for the sublease term (pro rated for the square footage subleased). At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor, and consideration paid or payable will be defined in its broadest sense.

19.  MORTGAGEE PROTECTION.
     --------------------

     19.1 Subordination and Attornment. This Lease is subordinate to all
          ----------------------------
Superior Leases and Mortgages (defined in Section 24.4), and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease, provided that such person or entity agrees in writing not to disturb Tenant's rights under this Lease as long as Tenant is not in default. This Section is self-operative, but if requested to confirm a subordination, non-disturbance and/or attornment, Tenant will execute the form subordination, non-disturbance and attornment agreements furnished by the then-current lessor or mortgagee under any of the Superior Leases and Mortgages (a "Landlord's Mortgagee") within ten (10) days after request, provided that such agreements are not materially more adverse to Tenant with respect to any of Tenant's substantive rights under this Lease than any (or all) of the forms attached hereto as Exhibit "I." However, if a Landlord's Mortgagee elects in writing, this Lease will be superior to its Superior Lease and Mortgage specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

     19.2 Mortgagee's Liability. The obligations and Liabilities of Landlord,
          ---------------------
Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Premises or is the lessee under a ground lease of the Premises. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Premises for any base rent paid more than thirty (30) days in advance. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit or Letter of Credit not delivered or credited to them (and Landlord agrees to deliver or credit Tenant's unapplied security deposit to Landlord's Mortgagees if they succeed to Landlord's interest under this Lease); or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     19.3 Mortgagee's Right to Cure. No act or omission (if any) which
          -------------------------
otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within ninety (90) days thereafter, or such longer period of time as may be commercially reasonable if necessary to allow the Landlord's Mortgagees to acquire title to the Premises in order to cure the act or omission. Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

20.  ESTOPPEL CERTIFICATES.
     ---------------------

     Landlord or Tenant or Guarantor will from time to time, within fifteen (15) days after request by the other, execute and deliver an estoppel certificate in form satisfactory to the other which will certify (except as may be noted) such information concerning this Lease and/or the Guaranty as the other may request.

21.  DEFAULT.
     -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) the abandoning of the Premises; (b) the failure to pay rent or any other required amount within seven (7) days after written notice that the payment is due; (c) as provided in Article 23; (cc) the failure to comply with the terms of Article 25 within five (5) days after written notice;
(d) a Transfer in violation of Article 18; (dd) a default by the Guarantor under its Guaranty; (ddd) as described in Section 24.17(b); (e) the failure to maintain its required insurance policies within seven (7) days after written notice (although Tenant still will pay and be responsible for all Liabilities incurred by Landlord as a result of Tenant's failure to maintain its required insurance policies, whether or not such failure is subsequently cured); or (f) the failure to comply with or perform any other obligation, term or condition for which there is a specified time for compliance or performance set forth in this Lease within five (5) days after written notice of such failure; if no time period is specified, it will be a default if this failure continues for fifteen
(15) days after written notice from Landlord to Tenant, but if more than fifteen
(15) days are reasonably required to cure, Tenant will not be in default if Tenant begins to cure within the fifteen (15)-day period and then diligently completes the cure as soon as possible but within ninety (90) days after the notice of default is given (but this 90-day limitation will not apply if Tenant's failure to comply involves its failure to complete structural repairs if more than 90 days is reasonably required to diligently complete such repairs). Whenever the term "default" is used in this Lease, it shall mean and refer to a default as described in this Article 21, including applicable notice and cure periods. If Tenant defaults, unless Landlord subsequently gives another written notice of default to Tenant (provided that the original default initially required Landlord to send a written notice as set forth above) and Tenant fails to cure that default within ten (10) days after that subsequent notice of default, Landlord will not have the right to terminate this Lease nor will that default cause Tenant to lose its rights under Rider #1, Rider #2, Rider #3, or with respect to the Additional Signs under Section 11(e) or with respect to its right to have Landlord construct Expansion Parking for Tenant pursuant to Section 15.2. At its option, Landlord will have the right to withhold in whole or in part payment and/or performance of any its obligations that are premised on the absence of a default until and unless such a cure is tendered within that subsequent 10-day period. If Tenant fails to cure within that subsequent 10-day period, Landlord will have the right to terminate if it wishes, and in any case Tenant will lose those rights. Nothing in this Article 21 will be deemed to limit in any way Landlord's rights and remedies hereunder, at law or in equity in connection with a default, and notwithstanding the foregoing or anything else to the contrary, Landlord will not be required to give that subsequent notice of default more than twice in any 12-month period if the defaults involve the non-payment of money, and in such case Landlord's single notice of default will suffice.

22.  REMEDIES FOR DEFAULT.
     --------------------

     22.1 General. If Tenant defaults, Landlord may at any time thereafter,
          -------
with or without notice or demand, do any or all of the following: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) with or without process of law or notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Building and the rest of the Premises either by force or otherwise, and expel Tenant and Tenant's Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

     22.2 Tenant's Obligations. If any default, termination, reentry or
          --------------------
dispossess occurs:

          (a) All rent provided for in this Lease will become due and will be paid to the time of the default, termination, reentry or dispossess, together with such costs as Landlord may incur for attorneys' fees and costs, inspection, brokerage fees, putting the Building and the rest of the Premises in good order, condition and repair and/or for preparing and improving the Premises for re-letting.

          (b) Landlord may, at its sole option, re-let all or any portion of the Building and the rest of the Premises on terms satisfactory to Landlord in its sole discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant concessions, tenant allowances and/or free rent, among other things.

          (c) Subject to Section 22.2(e), whether or not the Building and the rest of the Premises are re-let, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the entire Lease term (assuming the original expiration date and any exercised options) in the same manner and at the same time as if this Lease had not been terminated.

          (d) If Landlord re-lets the Building or the rest of the Premises, Tenant will be entitled to a credit in the net amount of the rent actually received by Landlord from the re-letting, after deducting all expenses described in Sections 22.2(a) and 22.2(f) and the costs of collecting the rent. Rent received by Landlord after re-letting first will be applied against Landlord's expenses as described above until those expenses are recovered. Until recovery of those expenses, Tenant will pay as and when due all amounts it is required to pay under this Lease. Tenant's obligations prior to any re-letting and recovery of expenses will not be diminished even if the re-letting is for a rent higher than the rent hereunder. When and if these expenses have been completely recovered, and subject to the rest of this Section, amounts collected by Landlord from the re-letting that have not previously been applied will be credited against Tenant's obligations to the extent arising on or before the date of collection by Landlord, and otherwise when each payment would fall due under this Lease, and only the net amount thereof will be payable by Tenant. Amounts received by Landlord from re-letting for any period will be credited only against obligations of Tenant allocable to that period or periods prior thereto, and not against Tenant's obligations accruing after that period, nor will any credit be given to Tenant for amounts received by Landlord for any period after the original expiration date of this Lease.

          (e) At Landlord's option, in lieu of other damages, Landlord may, by written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the excess, if any, of: (i) the present value (assuming a 7% discount rate) of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term (assuming the original expiration date and any exercised Extension Options) if the default had not occurred plus all of the expenses described in Sections 22.2(a) and 22.2(f); less (ii) the present value (assuming a 7% discount rate) of the cash rental to be paid to Landlord for any lease or leases of the Building or the rest of the Premises actually executed by Landlord at the time Landlord exercises its option, subject to Subsection (d) above.

          (f) No action of Landlord in connection with any re-letting, or failure to re-let or collect rent under such re-letting, will operate or be construed to release or reduce Tenant's Liabilities hereunder. Without limiting any of the foregoing provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

     22.3 Redemption. Tenant waives any and all rights of redemption granted by
          ----------
or under any Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Building or the rest of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease, or otherwise.

     22.4 Performance by Landlord. If Tenant defaults or fails to perform any
          -----------------------
of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding
Section 21(i), in the case of an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities incurred by Landlord in connection therewith.

     22.5 Post-Judgment Interest. The amount of any judgment obtained by
          ----------------------
Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Bank of America announced prime rate plus two percent (2%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

23.  [SEE EXHIBIT "F"]

24.  GENERAL PROVISIONS.
     ------------------

     24.1 Holding Over. Tenant will not hold over in the Building or the rest
          ------------
of the Premises after the end of the Lease term without the express prior written consent of Landlord. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at sufferance terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled. Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over.

     24.2 Entry By Landlord. Subject to rest of this Section, provided that
          -----------------
Tenant makes a representative available on at least twenty four (24) hours prior notice from Landlord, Landlord and its Affiliates will have the right to enter the Ground Floor, rooftop penthouse, or generator secure areas of the Premises only if accompanied by such representative, and in such cases Landlord will comply with security procedures of Tenant, provided that they do not unreasonably interfere with the exercise of Landlord's rights under this Lease. Subject to the foregoing and the rest of this Section, Landlord and its Affiliates at all times will have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files. Notwithstanding the foregoing or anything else to the contrary, Landlord and its Affiliates will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property, and in such event Landlord will be required to give only such notice (if any) that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so). Such entry to the Premises and the exercise of Landlord's rights will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

     24.3 Brokers. Tenant represents and warrants that it has had no dealings
          -------
with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction except for Tenant's Broker.

     24.4 Quiet Enjoyment. So long as Tenant pays all rent and performs its
          ---------------
other obligations as required, Tenant may quietly enjoy the Building and the rest of the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other title exceptions, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises.

     24.5 Security. Tenant is solely responsible for providing security for the
          --------
Building and the rest of the Premises and Tenant's personnel. Without limiting the generality of this Article, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Building or the rest of the Premises, and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems; and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Building or the rest of the Premises.

     24.6 Obligations; Successors; Recordation. If Tenant consists of more than
          ------------------------------------
one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease but Tenant may record a memorandum of this Lease, in form satisfactory to Landlord, to comply with the Massachusetts statutory notice provisions. If this Lease expires or is terminated, this memorandum will be deemed null and void and removed from title, and Tenant will execute and record such documents as may be necessary to accomplish this at Landlord's request, and if Tenant refuses to do so, Landlord may execute and record such documents in Tenant's name or in its own name.

     24.7 Late Charges. If any rent or other amounts payable by Tenant are not
          ------------
received within five (5) days after the due date, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date, the amounts also will bear interest from the due date until paid at the interest rate in Section 22.5. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

     24.8 Accord and Satisfaction. Payment by Tenant or acceptance by Landlord
          -----------------------
of less than the full amount of rent due is not a waiver, but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

     24.9 Prior Agreements; Amendments; Waiver. This Lease is an integrated
          ------------------------------------
document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings relating to the subject matter herein. This Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by Landlord. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

     24.10  Representations; Inability to Perform. Landlord and its Affiliates
            -------------------------------------
have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control (i.e., "force majeure"); provided, however, that this will not be deemed to extend the time periods in Sections 2(a) or Article 16, except to the extent that extension for force majeure is specifically permitted as provided therein.

     24.11  Legal Proceedings. In any action or proceeding involving or
            -----------------
relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) involving Tenant and any third party, or by or against any person holding any interest under or using the Building or the rest of the Premises by license of or agreement with Tenant (except and strictly to the extent that Landlord is finally determined to be a joint tortfeasor with Tenant against such third party); or (b) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code. Unless prohibited by law, Tenant waives the right to trial by jury in all actions involving or related to this Lease, the Premises or any collateral or subsequent agreements between the parties, and any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default. Tenant also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease or involving Landlord or Landlord's Affiliates in any way, and Tenant agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. Service on any one or more of the individuals comprising Tenant will conclusively be deemed service on all of those individuals. In any circumstance where Tenant is obligated to indemnify or hold harmless Landlord under this Lease, that obligation also will run in favor of Landlord's Affiliates, and will include the obligation to protect Landlord and its Affiliates, and defend them with counsel acceptable to Landlord, and Tenant will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

     24.12  Ownership; Invalidity; Remedies; Choice of Law. As used in this
            ----------------------------------------------
Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease or the Premises without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or the Premises, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

     24.13  Expense; Consent. Unless otherwise provided in this Lease, a
            ----------------
party's obligation will be performed at that party's sole cost and expense, except when Landlord is performing Tenant's obligations because of Tenant's default or failure to perform or as otherwise permitted in this Lease. Except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion and without dispute by Tenant. In any dispute involving Landlord's withholding of consent or exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted where Landlord has agreed not to unreasonably withhold its consent) pursuant to arbitration in Massachusetts conducted by the American Arbitration Association utilizing its expedited arbitration procedures, and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

     24.14  Presumptions; Exhibits; Submission; Net Lease. This Lease will be
            ---------------------------------------------
construed without regard to any presumption or other rule requiring construction or interpretation against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits and riders attached to this Lease are incorporated in this Lease by this reference, and if there is any conflict with the rest of this Lease, the riders will control. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant. This Lease is intended to be a completely "triple net" lease, unless specifically otherwise provided in this Lease.

     24.15  Cooperation. Tenant will, at its expense, cooperate with Landlord
            -----------
in all respects in connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises, and Landlord's exercise of its rights and obligations under this Lease.

     24.16  Notices. All notices, demands or communications required or
            -------
permitted under this Lease (the "Notices") will be in writing and personally (by hand or recognized overnight courier) or electronically delivered, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant will be delivered to the address for Tenant in Section 1.1. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1. Notices will be effective on the earlier of: delivery; or, if mailed, three (3) days after they are mailed in accordance with this Section.

     24.17  Letter of Credit.
            ----------------

            (a) On or before the initial funding of the Construction Loan, Tenant will obtain and deliver to Landlord an irrevocable, unconditional standby letter of credit in accordance with the terms and conditions of this Section (the "Letter of Credit"). The Letter of Credit will be in the amount of $4 Million, will be issued initially by _____________________________________ (or its successor) and subsequently by any issuer that meets the criteria in Section 24.17(e), will name Landlord (or, at Landlord's request from time to time, a current lender to Landlord) as the beneficiary thereof and will have an initial term of at least one (1) year and, with renewals, an aggregate term (as renewed) as set forth below. The terms of the Letter of Credit shall be as set forth in this Section 24.17 and in form reasonably acceptable to the beneficiary thereof. The beneficiary shall have the right to draw under the Letter of Credit on one or more occasions from time to time during its term and in accordance with the terms hereof simply upon presentation to the issuer of a sight draft executed by the beneficiary or its authorized representative and without further condition, and the issuer shall pay upon presentation of such draft without deduction or offset of any type. The Letter of Credit shall be assignable in whole but not in part, and at Landlord's request from time to time, it shall be reissued in favor of a new beneficiary in accordance with the terms of this Lease.

            (b) Each loan obtained from time to time by Landlord which is secured by the Letter of Credit (other than the initial mortgage construction loan) sometimes is referred to as the "Letter of Credit Loan." Until and unless the Letter of Credit is drawn upon, starting as of one (1) year after the Rent Commencement Date, and on each annual anniversary thereafter (or, if the Letter of Credit Loan has not funded within one (1) year after the Commencement Date, then starting as of fourteen (14) months after the Rent Commencement Date, and on each annual anniversary thereafter), the face amount of the Letter of Credit shall be reduced in an amount equal to the annual principal reduction that would result from a direct reduction loan amortization schedule, assuming an interest rate equal to the interest rate used to calculate principal amortization under the Letter of Credit Loan (such schedule to be provided or approved by the lender of the Letter of Credit Loan), which will have the effect of reducing the Letter of Credit to zero over the initial term of the Lease (as it may be extended pursuant to Section 4(b)) . However, subject to the foregoing sentence but notwithstanding anything else to the contrary, even if the Letter of Credit has been drawn upon, if and to the extent that those amounts are repaid to Tenant, Tenant shall thereupon cause the face amount (and thus the amount that may again be drawn) under the Letter of Credit to be increased by an amount equal to the amount so repaid, but the face amount will not be more than what it would have been absent such draw and repayment . (For example, if $500,000 were to be validly drawn under the Letter of Credit at a time when its face amount is $4 Million, and if that $500,000 were then repaid to Tenant, the face amount and the amount that could be drawn under the Letter of Credit again would be $4 Million.) Tenant shall cause the Letter of Credit to be renewed continuously on the same terms as described above for successive one (1)-year terms (or longer terms) so that the Letter of Credit is continuously maintained for a term expiring at the end of the initial term of the Lease (as it may be extended pursuant to Section 4(b)). Each succeeding Letter of Credit shall be effective on or before the date that the then-existing Letter of Credit expires. Tenant's failure to deliver these renewals of the Letter of Credit to the beneficiary at least thirty (30) days prior to each expiration date shall be a default under this Lease, and at the beneficiary's option, and notwithstanding anything to the contrary, the beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of Credit for all or any portion thereof; provided,
                                                                   --------
however, that if Tenant delivers the required renewal of the Letter of Credit to
-------
the beneficiary before the expiration of the existing Letter of Credit and
                                                                       ---
before the beneficiary has drawn under the existing Letter of Credit, then Tenant shall be deemed to have cured such default.

            (c) The Letter of Credit is security for the timely payment and performance of all of Tenant's Liabilities in connection with this Lease, including, without limitation, Tenant's obligation to pay base rent and additional rent, and the obligations under Landlord's loan(s) to the extent secured thereby. If Tenant defaults under this Lease or there is a default under such loan(s) or if otherwise permitted under the loan documents, the beneficiary may, but shall not be obligated to, draw under the Letter of Credit on one or more occasions, and the beneficiary's draw(s) under or failure to draw down all or any portion of the Letter of Credit in any particular instance will not be deemed to be a waiver or election of any rights and remedies of any type, a limitation on Landlord's or the beneficiary's right to damages, a payment of liquidated damages or an accord or satisfaction.

            (d)  [INTENTIONALLY OMITTED]

            (e) Tenant shall cause the Letter of Credit to be replaced by a Letter of Credit issued by another recognized bank located and in good standing in the New England area of the United States that meets the financial criterion described below and is otherwise reasonably acceptable to the beneficiary: (i) on demand by the beneficiary if the issuer ever fails to meet the financial criterion described below; or (ii) if Tenant wishes to replace the Letter of Credit with a Letter of Credit issued by another bank. The financial criterion referred to above is the requirement that the issuer will maintain ratings from Moody's and Standard & Poor's at least equal to those enjoyed by the initial issuer of the Letter of Credit on the date that the Letter of Credit is initially issued. The beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of Credit for all or any portion thereof if the Letter of Credit is not replaced as and when required by an issuer meeting the financial criterion referred to above.

            (f) In addition to the other circumstances set forth in this Lease pursuant to which the beneficiary of the Letter of Credit may draw thereunder, the beneficiary may draw under the Letter of Credit in accordance with the terms of Exhibit "H" or terms substantially similar thereto.

            (g) If Landlord defaults under any loan which is secured by the Letter of Credit, and if as a result thereof the lender under such loan draws under the Letter of Credit, and if Landlord's default and/or such draws did not result in whole or in any material part from Tenant's breach of its obligations under this Lease (including, without limitation, a failure to comply with the terms of this Section 24.17) and Tenant is not in default, and if the amount so drawn is not repaid to Tenant within thirty (30) days after written notice from Tenant or at Landlord's option credited against amounts owed by Tenant to Landlord, then the amount so drawn (the "LC Amount") will be treated as a loan made by Tenant to Landlord, which will be repayable on the terms set forth below:

                 (i) The outstanding balance from time to time of the LC Amount will bear interest at a rate equal to the scheduled interest rate payable to the lender whose loan is in default (i.e., not any so-called "Default Rate" or penalty rate thereunder). Subject to the terms of this Subsection (g), payments to Tenant will be made monthly in an amount equal to: (x) the base rent paid by Tenant under the Lease for that month; less an amount equal to (y) the amount owed (if any) for that month by Landlord under any mortgage loan(s) encumbering the Premises and under any remaining loan(s) secured by the Letter of Credit plus one twelfth (1/12) of the annual amounts owed (if any) by Landlord, or required by Landlord's lenders, for taxes, insurance, operating costs, repairs and maintenance and other similar costs related to the Premises to the extent not paid by Tenant under the Lease. Amounts not paid when due will accrue and bear interest at the rate set forth above. The unpaid balance of the LC Amount, together with any accrued and unpaid interest, will be due and payable in full on the earlier of: any sale of the Premises; or within thirty
(30) days after the expiration or earlier termination of this Lease other than because of Tenant's default. Payments made by Landlord to Tenant hereunder will not be subject to recall or repayment by Tenant.

                 (ii) All payments owed by Landlord to Tenant will be subject and subordinate in all respects to the prior payment in full of all amounts then due under any mortgage loan(s) encumbering the Premises and any loan(s) secured by the Letter of Credit. Under no circumstances will Landlord be in default under the Lease by reason of any default by Landlord under any loans or by reason of Landlord's failure to make any payments owed to Tenant hereunder (although Landlord still will have the obligation to repay the LC Amount), and Tenant will not have the right to offset against amounts payable by Tenant under the Lease any amounts due from Landlord nor will it have the right to terminate this Lease nor will any of its Liabilities under the Lease be waived, excused or otherwise affected.

                 (iii) Notwithstanding anything herein or elsewhere to the contrary, the obligation to repay all or any portion of the LC Amount and any interest or other charges in connection therewith will not be binding on nor will it be applicable to Landlord's lenders or their respective successors or assigns or their respective purchasers or Affiliates.

     24.17A Additional Security.
            -------------------

            (a) On at least ten (10) days' prior written notice, and thereafter throughout the Lease term (as it may be extended), Tenant will provide to or at the direction of Landlord as additional security for the timely payment and performance of Tenant's Liabilities in connection with this Lease, including, without limitation, Tenant's obligation to pay base rent and additional rent (but not as additional security for the obligations under Landlord's loan(s)), either of the following in an amount equal to $2.5 Million (the "Additional Security"):

                 (i) An escrow account or certificate of deposit at __________________________________ or another bank or other financial institution approved by Landlord's permanent mortgage lender, that is secured, pledged, hypothecated and/or delivered in favor of the beneficiary and in a manner and pursuant to documents approved in writing by the beneficiary so that the beneficiary receives at least the functional equivalent of a cash security deposit or the "Additional Letter of Credit" (defined below). Until and unless the Additional Security is drawn on, Tenant may retain interest that accrues on this account or certificate of deposit.

                  (ii) An additional letter of credit (the "Additional Letter of Credit") with the same attributes as the Letter of Credit as are set forth in Sections 24.17(a), 24.17(b) (the last two sentences only), 24.17(c) (except that references to defaults under Landlord's loans or loan documents will be deemed deleted) and 24.17(e).

                  (iii) The Additional Security may be assigned in whole but not in part to an owner of the Premises or a Landlord's Mortgagee, and Tenant will cooperate and execute and deliver such other documents as may be required to designate a new beneficiary and effectuate the assignment.

            (b) Provided that Tenant does not default and no portion of the Additional Security has been validly applied, the Additional Security will be released entirely when the following conditions all are satisfied, and Tenant unconditionally so certifies in writing and provides commercially reasonable and customary independently verifiable evidence of such satisfaction: (i) Tenant closes the sale of shares of common stock of Tenant in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, with such common stock listed on a United States national securities exchange, the NASDAQ national market system, the NASDAQ system, or another nationally recognized United States exchange; and (ii) Tenant achieves positive cash flow for eight (8) consecutive quarters (in accordance with GAAP) (and those eight (8) consecutive quarters all must occur after the satisfaction of the condition in (i) above), and as of the end of the last such quarter Tenant has a net worth in excess of $100 Million (in accordance with GAAP and excluding any goodwill).

            (c) If Tenant defaults, the beneficiary will have the right, but not the obligation, to draw down or apply or retain all or any part of the Additional Security for the payment of amounts due or on account of any other Liabilities incurred or to be incurred.

     24.18  Other Defined Terms.
            -------------------

            (ax) "Acquiring Entity" means: an entity that acquires all or substantially all of Tenant's assets, has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease, executes and delivers to Landlord an unconditional assumption of all of Tenant's obligations and Liabilities under this Lease, and within the two-year period prior to the proposed acquisition has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any or its affairs or assets, or been subject to criminal judgments.

            (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives. However, where Tenant under this Lease releases Landlord's Affiliates from Liabilities, Tenant will not be deemed to have released Landlord's contractors and subcontractors if such parties are completely independent from Landlord and otherwise are not Affiliates of Landlord.

            (bx) "Family Entity" means: (i) an entity in which CMGI, Inc. owns at least fifty one percent (51%) of the outstanding shares or interests (or in which CMGI, Inc. owns at least five percent (5%) of the outstanding shares or interests and CMGI, Inc. or a person affiliated with CMGI, Inc. maintains a seat on its board of directors); or (ii) an entity in which CMGI, Inc. owned at least fifty one percent (51%) of the outstanding shares or interests (or in which CMGI, Inc. owned at least 5% of the outstanding shares or interests and CMGI, Inc. or a person affiliated with CMGI, Inc. maintained a seat on its board of directors), that subsequently becomes an entity whose shares or interests are publicly traded on a public exchange (such as the NYSE or NASDAQ) and in which CMGI, Inc. continues to own at least one percent (1%) of the outstanding shares or interests, and in either case, within the two-year period prior to the Transfer has not been subject to a bankruptcy or reorganization or any proceedings or court-ordered compliance in connection therewith, or had a receiver managing any or its affairs or assets, or been subject to criminal judgments.

            (bxx) "Family Sublease" means a sublease by NaviSite, Inc. of at least 10,000 square feet of the Premises to a Family Entity or to CMGI, Inc. pursuant to a sublease that complies with the terms of this Lease.

            (b) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

            (c) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

          (d) "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

25.  HAZARDOUS SUBSTANCES.
     --------------------

     Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

     (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Building or the rest of the Premises or create any release or threat of release of any hazardous substances (except for diesel fuel for Tenant's backup generators, which will be stored in a commercially reasonable manner prescribed by Landlord and in any case in accordance with applicable Laws, or small quantities of cleaning and office supplies for normal office use or for cleaning or maintaining Tenant's computer equipment, all in accordance with applicable
Laws), nor permit any of the foregoing to occur. If any of the foregoing occur, or if Landlord in good faith believes that any of the foregoing have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

     (b) Immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly or indirectly from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Building and the rest of the Premises free of hazardous substances that were stored, handled, transported, used, processed, generated, discharged or disposed of by Tenant or its Affiliates.

     (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.

                                "LANDLORD"

Executed:  May 14, 1999         400 RIVER LIMITED PARTNERSHIP, a Massachusetts
                                limited partnership

                                By:  Niuna-400 River, Inc., a Massachusetts
WITNESS:                             corporation,
                                     general partner


/s/ Carolyn Grover              By:  /s/ John Kusmiersky
------------------------------      ----------------------------------------
Name Printed: Carolyn Grover        Name:  John Kusmiersky
                                    Title: President
                                    Authorized Signature


                                "TENANT"

Executed:  May 14, 1999         NAVISITE,  INC., a Delaware corporation
WITNESS:

/s/ Steven Druth                By:  /s/ Kenneth W. Hale
------------------------------      ----------------------------------------
Name Printed: Steven Druth          Name:  Kenneth W. Hale
                                    Title: CFO
                                    Authorized Signature

                                  EXHIBIT "A"
                                  -----------

                                   SITE PLAN


                                  EXHIBIT "A"
                                  -----------

                                  EXHIBIT "B"
                                  -----------

                                                                   JUNE 18, 1997



                               PARCEL DESCRIPTION
                               ------------------
                                  PARCEL "F-4"
                                  -----------

A CERTAIN PARCEL OF LAND LOCATED IN ANDOVER, COUNTY OF ESSEX, MASSACHUSETTS, SITUATED NORTHERLY OF 1776 DRIVE AND BEING SHOWN AS PARCEL "F-4" ON A PLAN ENTITLED, "SUBDIVISION PLAN OF LAND" IN ANDOVER, MASSACHUSETTS ENTITLED "MINUTEMAN PARK" LOTTING PLAN, SHEET DSP-4 AND DSP-5, SCALE 1"=100' DATED: MARCH 13, 1997, REVISED JUNE 5, 1997, PREPARED BY OWEN HASKELL, INC.

SAID PARCEL "F-4" BEING FURTHER BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A NORTHWEST CORNER OF THE PARCEL HEREIN DESCRIBED AT A POINT ON THE NORTHERLY SIDELINE OF PARCEL "M" (1776 DRIVE); THENCE,

ALONG PARCEL "F-3" THE FOLLOWING SIX COURSES:

N 02(degrees) 43' 59" E   ONE HUNDRED EIGHTEEN AND 78/100 FEET, (118.78')
N 40(degrees) 17' 07" E   TWO HUNDRED THIRTY FOUR AND 71/100 FEET, (234.71)
N 19(degrees) 13' 08" W   FOUR HUNDRED FIVE AND 83/100 FEET (405.83'),
N 20(degrees) 27' 18" E   TWO HUNDRED TWENTY TWO AND 68/100 FEET (222.68'),
N 40(degrees) 03' 53" E   THREE HUNDRED FORTY SEVEN AND 38/100 FEET, (347.38')
N 09(degrees) 03' 09" W   EIGHT HUNDRED FORTY ONE AND 97/100 FEET (841.97') TO
A POINT AT PARCEL "F-6"; THENCE,

ALONG PARCEL "F-6" THE FOLLOWING THREE COURSES:

S 83(degrees) 05' 47" E    FORTY FOUR AND 94/100 FEET (44.94'),
S 73(degrees) 16' 52" E    THREE HUNDRED THIRTY FOUR AND 56/100 FEET (334.56'),
N 82(degrees) 04' 02" E    ONE HUNDRED NINETEEN AND 88/100 FEET, (119.88') TO A
                           POINT AT THE LAND OF THE TOWN OF ANDOVER CONSERVATION
                           COMMISSION; THENCE,

S 73(degrees) 16' 52" E    ONE HUNDRED FIFTY FOUR AND 01/100 FEET (154.01') TO A
                           POINT ON THE WESTERLY SIDELINE OF INTERSTATE ROUTE
                           93; THENCE,

ALONG THE WESTERLY SIDELINE OF INTERSTATE ROUTE 93 THE FOLLOWING TWO COURSES:

S 06(degrees) 04' 41" E    TWO HUNDRED TWO AND 56/100 FEET (202.56'), AND BY A
CURVE TO THE LEFT HAVING A RADIUS OF SIX THOUSAND ONE HUNDRED FIFTY AND 00/100 (6150.00') A LENGTH OF ONE THOUSAND NINETY THREE AND 52/100 FEET (1093.52') TO A POINT AT PARCEL "F-5"; THENCE,

ALONG PARCEL "F-5" THE FOLLOWING FIVE COURSES

S 73(degrees) 21' 28" W    THREE HUNDRED NINETY AND 33/100 FEET (390.33'),
S 16(degrees) 38' 32" E    TWO HUNDRED FIFTY TWO AND 36/100 FEET (252.36'),
S 39(degrees) 40' 37" W    ONE HUNDRED EIGHT AND 90/100 FEET (108.90')
S 71(degrees) 39' 47" W    TWO HUNDRED EIGHT AND 17/100 FEET (208.17') AND
S 30(degrees) 54' 43" W    ONE HUNDRED SIXTY EIGHT AND 52/100 FEET (168.52') TO
                           A POINT ON THE NORTHERLY SIDELINE OF PARCEL "M" (1776
                           DRIVE); THENCE,

ALONG PARCEL "M" THE FOLLOWING THREE COURSES:

BY A CURVE TO THE RIGHT HAVING A RADIUS OF ONE HUNDRED AND 00/100 FEET (100.00') A LENGTH OF THIRTY ONE AND 75/100 FEET (31.75'), N 66(degrees) 28' 06" W TWENTY FIVE AND 18/100 FEET (25.18'), AND BY A CURVE TO THE LEFT HAVING A RADIUS OF FIVE HUNDRED FORTY SEVEN AND 00/100 FEET (547.00') A LENGTH OF ONE HUNDRED NINETY EIGHT AND 56/100 FEET (198.56') A POINT AT PARCEL "F-3" AND THE POINT OF BEGINNING.

         PARCEL "F-4" CONTAINING 1,190,227 SQUARE FEET OR 27.324 ACRES, MORE OR LESS.

                                  EXHIBIT B-1

                                                   [TEXT DELETED IN ORIGINAL]

Via Fax and U.S. Mail
---------------------
Ms. Mirtha Terrientes
BANK OF AMERICA
2049 Century Park East
Los Angeles, California 90067
[TEXT DELETED IN ORIGINAL]

                  Re:      200 Minuteman Limited Partnership
                           Rent Collection Account

Dear Ms. Terrientes:

         This letter confirms my telephone conversation with you in regard to the Rent Collection Account no. [TEXT DELETED IN ORIGINAL] which we have established at the Century City Main Office of Bank of America. I will confirm some background details about the 200 Minuteman transaction and briefly outline the purposes of the Rent Collection Account itself.

         Background: Last month we completed the renovation and construction of
         ----------
a new [TEXT DELETED IN ORIGINAL] square foot office building which PictureTel Corporation partially occupied in December. The land and building in Andover, Massachusetts, are owned by a limited partnership we organized for that purpose known as 200 Minuteman Limited Partnership, a Massachusetts limited partnership. This Partnership is the Landlord under an [TEXT DELETED IN ORIGINAL] lease of the entire building. The Tenant is PictureTel Corporation, the world leader in teleconferencing software and products, a high-tech growth company listed on the NASDAQ.

         Disbursement Parties: Now that we are at the end of the construction
         --------------------
phase of this investment, we have procured permanent financing from General America Life Insurance Company ("GALIC") in the amount of [text deleted from original]. This is a fixed rate loan with self-amortizing monthly payments of [TEXT DELETED IN ORIGINAL] beginning [TEXT DELETED IN ORIGINAL] and continuing until [TEXT DELETED IN ORIGINAL]. It is our intent to cause this level payment of interest and principal due to GALIC to be disbursed no later than the 3/rd/ business day of each month from the Rent Collection Account at
                                          ----
Bank of America.

         The Minuteman property is also financed by means of a Letter of Credit Loan originated with The Bank of Nova Scotia in the amount of [TEXT DELETED IN ORIGINAL]. This loan is secured solely by an Irrevocable Letter of Credit issued by Bank of Boston. The loan will bear a variable rate of interest based upon LIBO and/or Prime Rate, plus a variable scheduled monthly principal reduction payment. Although both the interest and principal portions of the monthly debt service payment vary each month, the total monthly debt service payment will be fixed at [TEXT DELETED IN ORIGINAL]. It is our desire that the Bank of America Rent Collection Account disburse this debt service to Scotiabank each month no later than the 10/th/ calendar day of each month, beginning [TEXT DELETED IN ORIGINAL].

         Base Rent Remittance: The PictureTel Corporation Lease provides for
         --------------------
monthly payments of base rent in the amount of [TEXT DELETED IN ORIGINAL]. Both the Landlord and Tenants under the PictureTel Lease desire to establish this Rent Collection Account Agreement with Bank of America whereby the fixed monthly rent payment will be automatically deposited by wire transfer from PictureTel on the 1st business day of each month. Here is the monthly activity we expect in the account:

           $   [TEXT DELETED IN ORIGINAL]   PictureTel Rent Deposit on the
                                              1/st/ business day

               [TEXT DELETED IN ORIGINAL]   Disbursement P&I to GALIC by
                                              3/rd/ business day

               [TEXT DELETED IN ORIGINAL]   Disbursement P&I to Scotiabank by
                                              10/th/ calendar day

           $   [TEXT DELETED IN ORIGINAL]   Net Balance Paid to Landlord
                                              (Account No. [TEXT DELETED IN
                                              ORIGINAL])

         [TEXT DELETED IN ORIGINAL].

         The PictureTel Lease is a triple net lease which calls for the Tenant to make additional payments to the Landlord to cover real estate taxes, insurance premiums, and common area maintenance charges. All of these additional rent payments will be made by PictureTel to the Landlord outside of the purview of this Collection Account, and the billing and remittance for additional rent will not involve Bank of America.

         Conclusion: Please confirm to [TEXT DELETED IN ORIGINAL] and
         ----------
PictureTel Corporation, by letter to my attention, that Bank of America is prepared to execute a Collection Account Agreement among the parties to effectuate the deposit/remittance Rent Collection Account I described above. Also, please confirm that the Bank will agree not to amend this Collection Account arrangement without obtaining the prior written approval of both Landlord and Tenant. We expect that this Collection Account will continue for not less than [TEXT DELETED IN ORIGINAL] and probably for a longer duration. Th[TEXT DELETED IN ORIGINAL] arises because the Scotiabank loan term is [TEXT DELETED IN ORIGINAL], although we expect that it will be extended in the future, [TEXT DELETED IN ORIGINAL].

         If you require additional information about the mechanics of this matter, you may refer to internal Bank of America documentation of our 100 Minuteman LP Rent Collection Account, account no. [TEXT DELETED IN ORIGINAL] which is nearly identical to this new [TEXT DELETED IN ORIGINAL] Rent
Collection Account. I also enclosed for your reference a 1996 letter of response from Bank of America regarding the 100 Minuteman LP Rent Collection Account as well as wire transfer instructions for the monthly payments to be made by [TEXT DELETED IN ORIGINAL].

         In closing, please give me a call if you have any further questions about this Collection Account transaction.

                                           Very truly yours,



                                           Patricia Lara
                                           Treasurer
                                           Direct Dial: (310)607-0004 ext. 108


cc:  John Kusmiersky
     John G. Baker
     [TEXT DELETED IN ORIGINAL]

                                  EXHIBIT "C"
                                  -----------

                                  WORKLETTER


1.   General Conditions.
     ------------------

     A. "Landlord's Work" means all labor, services, materials, systems and equipment, installation and hookups, and all necessary modifications thereto or occasioned thereby, and all required permits, licenses, approvals and compliance work necessary to perform and construct the work specified in, or required in connection with, or resulting from the work and items specified in this Workletter and the attachments hereto (including, without limitation, the initial certificate of occupancy for the Building, if and to the extent that its issuance is not dependent on any Tenant's Work). Landlord will diligently perform Landlord's Work in a good and workmanlike manner subject to and in compliance with applicable Laws then in effect. Notwithstanding the foregoing or anything else to the contrary, Landlord's Work will not include the purchase, installation or hookup of any computer, data, audio/visual, telecommunications or similar systems or equipment or cabling or any Tenant's Property (including, without limitation, any workstations owned by Tenant). Landlord will provide in the contract with the general contractor for Landlord's Work that each subcontractor whose initial contract price exceeds One Hundred Thousand Dollars ($100,000) will provide a payment and performance bond.

     B. All labor, services, materials, systems and equipment, installation and hookups, and all necessary modifications thereto or occasioned thereby, and all required permits, licenses, approvals and compliance work, and all installations and systems and equipment to or for the Building or the rest of the Premises other than Landlord's Work are referred to as "'Tenant's Work," and will be performed by Tenant at Tenant's sole cost and expense, diligently and in a good and workmanlike manner, subject to and in compliance with all Laws and subject to the rest of the terms of this Workletter and this Lease. Tenant will indemnify, defend and hold Landlord and its Affiliates harmless from all Liabilities resulting from or in connection with Tenant's Work. Without limiting the generality of the foregoing, Tenant specifically agrees that Landlord's Work shall be the only labor, services, materials, systems and equipment and improvements that Landlord is required to provide to or for the initial occupancy of the Building or the rest of the Premises in accordance with the terms hereof. If Landlord's Work is delayed or made more expensive due to: any act or omission of Tenant or its Affiliates (including, without limitation, the performance of or failure to timely complete any aspect of Tenant's Work, any requested or required changes to Landlord's Work agreed to by Landlord, or any failure or delay of Tenant or its representatives in submitting or revising the plans and specifications or changes or inaccuracies in any of the foregoing, or Tenant's failure to promptly pay any required amounts); or the inclusion in Landlord's Work of "long lead" items or services that cannot reasonably be obtained in sufficient time to be incorporated in Landlord's Work in the normal course of Landlord's construction schedule (and Tenant's failure to delete or substitute for those items or services); or Tenant's failure to provide the information required in Exhibit "CC", and any other information reasonably requested of Tenant by Landlord to enable Landlord to design and perform Landlord's Work, in a timely manner; then Tenant will be responsible for the delays ("Tenant Delays") and additional cost (including, without limitation, any additional and/or increased debt service, and whether such additional cost results from the Tenant Delays or otherwise) resulting therefrom. Substantial Completion of Landlord's Work will be deemed to have occurred when it would have occurred but for the Tenant Delays (and any Tenant Delays will be subtracted from the date of actual Substantial Completion in determining when Substantial Completion will be deemed to have occurred), and Tenant will pay to Landlord any additional cost for which Tenant is responsible as additional rent within fifteen (15) days after receipt of Landlord's bills from time to time. Landlord will notify Tenant or its representatives within ten (10) business days after becoming aware of any Tenant Delays, but Landlord's failure to notify will not be a default by Landlord nor will it waive or excuse Tenant's responsibility for the Tenant Delays and the costs thereof as described above or any of Tenant's other Liabilities under this Lease.

     C. Subject to the terms of this Workletter and the rest of the Lease, and with Landlord's prior written consent, which will not be unreasonably withheld or delayed, Tenant and its contractors may have access to the Building, and particularly the Ground Floor, for the purpose of preparing the Building for Tenant's occupancy before Landlord's Work has been substantially completed. Landlord and its representatives will control all scheduling and coordination of Landlord's Work and Tenant's Work and will attempt to amicably resolve any disputes that may arise. However, Tenant and its contractors will not interfere in any way with or delay Landlord's Work, and if there are any conflicts or disputes that are not amicably resolved, Landlord's Work will have priority. After any entry by Tenant or its contractors, all of Tenant's Lease obligations will be immediately effective except for the obligation to pay base rent, Taxes and Operating Costs. Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities that may be incurred by Landlord in connection with Tenant's Work. Without limiting the generality and applicability of the rest of this Workletter or this Lease, Tenant and its contractors shall comply with Sections 13.3, 13.4 and 13.5 of this Lease.

     D. Tenant hereby appoints Fraen Real Estate Corp. as a representative, at Tenant's sole cost and expense, who will be available to meet and consult with Landlord and its representatives on a continuing basis at the Premises concerning Landlord's Work, and who can and if necessary will render binding decisions on behalf of Tenant as Tenant's agent in connection with issues involving Landlord's Work promptly and in accordance with this Lease.

     E. Tenant will cause its contractors and subcontractors to carry commercial general liability insurance with the same attributes as those set forth in Section 8.1(a)(i), each in the amount of at least One Million Dollars ($1,000,000) combined single limit for each occurrence (subject to reasonable increase during the term at Landlord's request), naming Landlord and its designees as additional insureds, workmen's compensation insurance in statutory limits, and employer's liability insurance of not less than One Million Dollars ($1,000,000).

2.   Additional Terms.
     ----------------

     The rest of this Workletter is attached hereto and incorporated herein.

                        400 Minuteman Road, Andover, MA
                              NaviSite Workletter

1.   INTRODUCTION

     A. Landlord will construct a new two-story building, agreed to contain 153,000 square feet of rentable area (including, without limitation, ground floor, second floor, rooftop penthouse, lobby, atrium, and core areas), with associated driveways, parking areas and utility infrastructure.

     B. The quality standard of finish for the tenant improvements, unless otherwise specified to the contrary, will be consistent with those provided by the owner at 200 Minuteman Road, Andover, Massachusetts.

2.   GENERAL INTENT

     A. It is the intent of this Workletter to describe the new building improvements for use by Tenant that are intended to be constructed by Landlord as part of Landlord's Work. It is intended that the work proceed on a "fast-track" basis. Certain plans and specifications for the project, a list of which is attached to this Workletter, and additional plans and specifications to be prepared by Landlord's architects and engineers, are intended to be incorporated herein by this reference. However, unless otherwise approved in writing by Landlord and Tenant, in the event of any inconsistency or other irreconcilable difference between the provisions of this Workletter and the information contained in those plans and specifications, or as to who is to be responsible for the work, the provisions of this Workletter are intended to govern.

     B. Any changes from the standards established in this Workletter that are requested by Tenant, either as to quality or quantity of construction and/or installation will be at Tenant's sole cost, and for any material changes Landlord will not be obligated to proceed until and unless mutually agreeable change orders have been executed, including consideration of impact on cost, construction and completion schedules, the deposit of Tenant funding, a description of the work and the manner in which the work is to be performed.

     C. Notwithstanding anything to the contrary in this Workletter, with respect to the First Floor (i.e., Ground Floor) of the new building, except as otherwise set forth in this Workletter Landlord will be providing only the Structure (but not the floor slab except in the Atrium Lobby), the Building Exterior, the loading dock area, the Atrium Lobby and entry vestibule, and the egress stairway, all as described in this Workletter, and no other work or installations (including, without limitation, any systems or equipment except as may be specifically set forth in this Workletter as being provided for the Ground Floor). It is the intent of the parties that Tenant will be building out the Ground Floor area of the building for its data center at its cost except as otherwise specifically provided in this Workletter.

3.   [INTENTIONALLY OMITTED.]


4.   SITE

     A. Provide bituminous paved parking areas, striped to accommodate a minimum of 450 parking spaces including handicap, visitor and employee parking.

     B. Building entry plaza will be concrete pavers with granite paver edge band. Sidewalks will be concrete with broom finish.

     C. Parking lot lighting mounted on lamp posts and exterior entrance lighting will be operational with photo-electric sensor controls with manual overrides.

     D. Foundation drainage will be provided as required by site conditions and the Andover Conservation Commission.

     E. Landscaping will be provided generally in accordance with the Planting Plan A L6, dated as of April 20, 1999, prepared by John G. Crowe Associates, Inc.

     F. Landlord will provide signage per the Minuteman Park master plan, including internal site directional signs, parking signs, directory signs and a company monument (pylon) sign at the entrance to the site. As to the company monument (pylon) sign, Landlord will provide the basic structure and Tenant will be responsible at its cost for all lettering, graphics, inserts, painting, backdrops and similar items.


5.   STRUCTURE

     A. Building foundations will be cast-in-place concrete spread footings and foundation walls. The Ground Floor slab in the Atrium Lobby will be a 5" thick reinforced concrete slab on grade. All other Ground Floor slabs will be by Tenant.

     B. The primary structure will be steel columns on a 25' by 30' grid with steel bar joist and steel beam floor and roof framing. The roof of the 90' by 100' area of the building to the south of the Atrium and the Second Floor of the entire building will have a 5" thick reinforced concrete slab on metal deck.

     C. The structural capacity of the entire Second Floor and the roof of the 90' by 100' building will be 100 lb/sf. (80 lb/sf live load plus 20 lb/sf partition load). The structural capacity of the remaining roof will be 30 lb/sf.

6.   BUILDING EXTERIOR

     The new building exterior will be a curtain wall system with fixed, insulated, thermally broken windows and aluminum insulated sandwich panels with a paint finish. The mechanical equipment on the roof of the 90' by 100' area will be screened by an extension of its curtain wall system. For the data center space, Landlord will provide exterior glass that has been heat strengthened to be heat resistant.

7.   ROOF

     A. The Second Floor roof will be a single ply mechanically fastened rubber roof over rigid insulation on steel deck over the data center area and over concrete deck on the 90' by 100' pod.

     B. Natural daylight in the Atrium will be supplemented by clerestory windows built on the Atrium roof. The Atrium will be similar in design to the one now existing at 50 Minuteman Road, with semi-transparent glass in the clerestory windows.

     C.   A 15-year roof warranty will be provided.

     D. Landlord will construct on the roof of the 90' by 100' building a rooftop mechanical penthouse of approximately 5,000 s.f. using metal joists and studs, with EIFS and single ply membrane roof, and lighting, convenience outlets and sprinklers to permit this penthouse to be used for its intended purpose. Tenant intends to equip this penthouse with equipment for Tenant's data center, and all of such equipment and installations will be Tenant's Work at Tenant's sole cost.

8.   LIGHTNING PROTECTION SYSTEM

     An LPI-175 lightning protection system will be provided for the building and all rooftop equipment provided as part of Landlord's obligation.

9.   ELEVATORS AND CENTRAL CORE

     A. Three elevators will be provided; two hydraulic passenger elevators located within the Atrium and one hydraulic combination passenger and freight elevator located near the loading dock. Each passenger elevator will be 3,500 lb. capacity, with a minimum 6'8" wide by 5'-5" deep car. The freight elevator will be 4,500 lb. capacity, with a minimum 5'-8" wide by 7'-9" deep car.

     B. The new building will have a central core consisting of an elevator lobby and a partial two-story Atrium. Finishes at the Ground Floor of the Atrium will include stone flooring and painted gypsum wallboard. On the Ground Floor, one bank of men's and women's toilet rooms will be provided, adjacent to the Atrium. Also included in this area will be one janitor's closet. Finishes at the Second Floor of the

          Atrium will consist of carpeting and painted gypsum wallboard. On the Second Floor, two banks of men's and women's toilet rooms will be provided; one bank of toilet rooms will be located adjacent to the Atrium, and one bank will be located at the North end of the building. Adjacent to the North bank will be a shower, and janitors' closets will be provided at the Atrium bank and the North bank.

10.  LOADING DOCKS

     A. A two-bay loading dock (including dock levelers, dock seals, and extendible lights to see inside of trucks for unloading) will be constructed at the exterior of the new building, with an adjacent interior shipping/receiving area.

     B. A concrete pad will be poured adjacent to the loading dock, sized to accommodate one full-size dumpster with direct access from the loading dock.

     C.   The loading dock area will be screened by earth berming and shrubbery.

11.  HVAC SYSTEM

     A. The Landlord will provide a complete heating, ventilating and air conditioning (HVAC) system for the Tenant's use on the Second Floor and in the Lobby/Atrium. Air conditioning loads of the building skin and tenant equipment of 12 watts/sf will be accommodated by the Landlord's design of the HVAC system. Equipment will consist of fan powered, VAV boxes with electric re-heat coils at the perimeter and VAV boxes in the interior zones.

     B. A toilet exhaust system for the Landlord provided toilet rooms will be provided.

     C. All Landlord provided HVAC equipment will be controlled by an automatic building control system located at a computer terminal in the building engineer's office within the new building, which will also control the interior lighting in the Second Floor office area, the lobby area and the site lighting.

     D. The HVAC systems will be designed to meet at least the following criteria:

          (a) Cooling and ventilation capacity sufficient to meet accepted design standards for the following: a density of one occupant per 150 gross useable square feet in the areas to be served; total Tenant electrical loads of 12 watts per square foot for lighting and convenience power in the areas to be served; and one thermostat control per 2,500 square feet of Tenant useable floor area in the areas to be served. Additional control zones will be Tenant's responsibility.

          (b) Comfort conditions: Summer - maintain indoor condition 76F, 56% rh at 90F db/75F outdoors; Winter - maintain indoor temperature of 72F at 10F outdoors.

12.  ELECTRIC SYSTEM

     A. The Landlord will provide all necessary site improvements including duct banks, manholes, and transformer pads (for Massachusetts Electric Company owned transformers) in accordance with the requirements of Massachusetts Electric Company for an electrical service for the Landlord's work (i.e., not the Ground Floor areas that are Tenant's responsibility).

     B. The Landlord provided power system will include distribution panels, transformers, wiring, and devices necessary for a complete system. An emergency power system, including an emergency generator and fuel supply equipment, as required by applicable building codes for life safety purposes will be provided.

     C. Lighting will be provided in sufficient density and spacing with fixtures similar to those used at 200 Minuteman to achieve lighting levels similar to those of 200 Minuteman.

     D. The Landlord will provide emergency lighting and exit signs in the new building Atrium and Second Floor as required by building code, including exterior fire exits.

     E. The Landlord will provide standard, wall outlets for data and telecommunications. The standard outlet consists of a rough box plaster ring and pull string to the ceiling plenum above. The Tenant is responsible for all other Tenant system components from the point of connection at the base building telephone closet to the final point of use devices. The data/telephone system and cabling will be furnished and installed by the Tenant. Landlord will provide circuits for the cubes and will install the system furniture whips (Tenant will be responsible for making the final connections and will supply Landlord with the whips to be installed, all at Tenant's cost).

     F.   Receptacles will be provided at the following rates:

          Offices             2 per office
          Labs                Panduit will be provided at workbench height along
                              3 walls in each lab for the distribution of power.
                              Each Panduit will contain 5 circuits.
          Conference Rooms    4 per room
          Coffee P/C/F        8 per area

          Building standard receptacles will be provided in corridors for housekeeping.

     G.   Circuiting will be provided as follows:
          Offices             2 per circuit
          Cubicles            3 per circuit
          Labs                Panduit will be provided at workbench height along
                              3 walls in each lab for the distribution of power.
                              Each Panduit will contain 5 circuits.
          Conference Rooms    2 circuits per room
          Coffee P/C/F        6 circuits per area

     H. Landlord to install telephone duct bank and manhole system for telephone/fire alarm/fiber optic services and Tenant will pay for the second, redundant service. Both services are to originate at capped underground conduits at the 400 Minuteman entrance road.

13.  LIFE SAFETY

     A. The Landlord will provide a code-required fire alarm system and associated equipment as required for and consistent with the described occupancy for the Second Floor and Atrium only. The main fire alarm panel will be designed and provided with capacity (zones and amplifiers) for the First Floor devices. The furnishing and installation of these devices on the First Floor will be the responsibility of the Tenant.

     B. The new building will have three fire exit stair towers and one open monumental stair. Two stair towers will extend to the roof. The fire exit stair towers will be finished with painted gypsum wall board on the interior with concrete-filled steel pan-type stairs with rubber tread covers and rubber tile on the floors and landings. Stair railings will be 1 1/2" diameter tubular steel, painted. The monumental stair will be a steel stair with granite treads and landings and a painted steel plate stringer.

14.  PLUMBING SYSTEM

     A. Two toilet rooms per gender per floor will be provided, containing water closets, lavatories and (in the men's room) urinals. The number of fixtures will comply with building code requirements. Toilet room finishes will be 2"x2" ceramic mosaic tile on the floors and 4"x4" tiles on the walls, Corian lavatory countertops and metal toilet partitions, all in manufacturer's standard colors. Toilet accessories will be per the Burt Hill drawings, and ceramic mosaic tiles on the floor and walls will include accents similar to those used in 200 Minuteman Road. Ceilings will be gypsum wallboard painted.

     B. Plumbing, piping and other fixtures will be supplied as required by applicable building codes to accommodate the needs of the base building central equipment, such as floor drains, rain water drains, leaders, risers and connections to the public water supply and sewage and storm drain systems.

     C. An ADA-accessible water fountain will be provided outside each set of toilet rooms.

     E.   Accessible toilet fixtures will be provided as required by ADA.

     F. The parties acknowledge that Tenant will require special roof drains, and all costs to install those special drains in excess of the standard base building roof drains will be Tenant's cost.

     G. Landlord will provide a water loop around the building from which two incoming water services will originate. One incoming service will be at the Landlord's cost and the other will be at the Tenant's cost.

15.  FIRE SUPPRESSION

     A. The Landlord will provide fire suppression system components, as required by code, including all central equipment, piping and controls (stand pipe risers, hose valves, annunciator, etc.) sprinkler distribution piping for the Second Floor, and sprinkler heads in building common areas.

     B. Sprinkler heads will be provided in Tenant areas on the Second Floor in a regular grid pattern per high-density open plan configuration. Drops will not be uniformly centered in the ceiling tile unless the Tenant directs so at the Tenant's own cost. The Landlord will coordinate sprinkler drops to avoid interference with the light pattern, HVAC diffusers and other ceiling mounted components that are being provided by the Landlord. The Landlord will also modify sprinkler locations in enclosed spaces such as offices in order to coordinate with partitions, light fixtures and diffusers. The sprinkler system will be a dry system and will include dry pendant sprinkler heads.

16.  FINISHES

     Tenant fit out standards will be consistent in quality to those provided by the owner at 200 Minuteman Road and will consist of the following:

     A. Building standard partitions will be 3-5/8" steel studs with one layer of 5/8" gypsum wallboard each side. Partitions will extend approximately 3" above the ceiling. Conference rooms will be building standard partitions with sound batts in the stud cavity. All partitions will receive one coat of prime and two coats of finish paint.

     B. Building standard ceilings will be suspended 2' by 4' Armstrong Second Look II in a 15/16" painted metal suspension system. Ceilings in the Atrium and toilet rooms will be painted gypsum wallboard.

     C.   All exterior windows will receive vinyl vertical louver blinds.

     D. Building standard doors will be 3'-0 by 7'-0 solid core wood, stained finish, in painted hollow metal frames.

     E. Offices will have 24" wide glazed sidelights in painted hollow metal frames with horizontal mini-blinds.

     F. Building standard carpeting will be nylon level loop, equal to Patcraft Cadence #18442-108.

     G. Quantity of partitions will be as shown on Visnick and Caulfield drawing F-2D, dated 5/6/99.

     H. In the open plan area on the Second Floor, Landlord will construct either half-height (60" high maximum) walls to receive Tenant moveable furniture system partitions tin the maximum amount of 100 lineal feet, or false columns as requested. Distribution of power and telephone/data to workstations will be through these partitions.

     I. Landlord will supply 4 kitchenettes with a refrigerator and microwave in each, and a full kitchen including all appliances (i.e., refrigerator, microwave and dishwasher). Laminate cabinets will be provided in the kitchenettes and the full kitchen.

     J. Specific to 2 customer conference rooms, Landlord will provide millwork, display chair rails, accent trim, soffit details, a mixture between specialty lighting with dimming capabilities and standard lighting, as well as upgraded ceiling detail.

     K. Provide heavy duty commercial Schlage "D" series or qual latchsets and locksets with Schlage "Sparta" satin chromium lever style handles, or equal or better. Doors in lobby area and other public areas will have heavy duty mortise type Schlage "Lease" series latchsets and locksets with satin chromium Schlage "03" or "17" style lever handles, or equal or better. Heavy duty ball-bearing hinges to match hardware. Suite entrance door will be aluminum framed glass doors with appropriate hardware.

NOTE: The Tenant's space planner and design architect will provide the layout and specifications for tenant improvements on the Second Floor per Exhibit "CC" of the Lease. The fit and finish will be consistent with those provided by the owner at 200 Minuteman Road.

                                   EXHIBIT C

                        [See Section 2A of Exhibit "C"]

DRAWINGS                                                    DATE              REV.
---------------------------------------------------------------------------------------------
S100         Foundation Plan - Area "A"                     4/16/99
S101         Foundation Plan - Area "B"                     4/16/99
S200         Second Floor Framing Plan - Area "A"           4/15/99           1
S201         Second Floor Framing Plan - Area "B"           4/15/99           1
S300         Roof Framing Plan - Area "A"                   4/15/99           1
S301         Roof Framing Plan - Area "B"                   4/15/99           1
S302         High Roof Framing Plan                          4/9/99
S400         Column Schedule                                4/16/99
S401         Column Schedule & Typical details              4/16/99
S402         Lateral Bracing Elevations                      4/9/99
S500         Sections & Details                             4/16/99
S600         Sections & Details                              4/9/99
S700         Sections & Details                              4/9/99
A201         First Floor Plan                                4/8/99           (print date 4/15/99)
A202         Second Floor Plan                               4/8/99           (print date 4/15/99)
A203         Roof Plan                                       4/1/99
A700         Elevations                                     4/15/99
A710         Wall Sections, Detail Elevations & Plans       4/15/99
F-2          Fit Plan - Floor 2                             4/12/99
             [Visnick & Caulfield]
L-1          Existing Conditions Plan                       4/14/99
L-2          Existing Conditions Plan                       4/14/99
AL-3         Proposed Grading Plan                          4/20/99
AL-4         Proposed Drainage & Utilities Plan             4/20/99
L-5          Proposed Layout Plan                           4/14/99
AL-6         Planting Plan                                  4/20/99
L-7          Details                                        4/14/99
L-8          Details                                        4/14/99
L-9          Details                                        4/14/99
L-10         Details                                        4/14/99
Specifications - Sitework Specifications (John G.           4/14/99
Crowe Assoc)
Geotechnical Engineering Evaluation & Recommendations       4/13/99
(Miller and Engineering)

                                 EXHIBIT "CC"
                                 ------------

                              TENANT INFORMATION

     Tenant and its representatives and professionals will deliver to Landlord on or before June 14, 1999 all necessary information about Tenant's requirements so that Landlord's architects would have all information necessary from Tenant so that they could produce final construction documents by June 30, 1999.

                                  EXHIBIT "D"
                                  -----------

                                   BASE RENT


                                          Annual Base Rent Per Square Foot
               Lease Year                 --------------------------------
               ----------             of Agreed Rentable Area in the Building
                                      ---------------------------------------
                   1-3                            $    13.85
                   4-6                                 14.45
                   7-9                                 14.95
                  10-12                                15.65
                  13-15                                16.40
                  16-18                                17.05
                  19-21                                17.85
                  22-24                                18.65
                  25-27                                19.50

* Note: Although the above schedule covers a longer period, the initial term
  ----
expires 12 Lease Years after the Rent Commencement Date, unless extended or terminated earlier per this Lease.

             [SEE RIDER #2 FOR RENT DURING EXTENSION OPTION TERMS]

                                  EXHIBIT "D"
                                  -----------

                                  EXHIBIT "E"
                                  -----------

                             RULES AND REGULATIONS

          1. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Building or the rest of the Premises.

          2.   [INTENTIONALLY OMITTED]

          3. Any person whose presence in the Premises at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Premises or its tenants may be denied access to the Premises or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Premises or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to the Premises under the provisions of this rule.

          4. No awnings or other projections over or around the windows shall be installed by Tenant and only such window blinds as are permitted by the Landlord shall be used in Tenant's premises.

          5. Hand trucks shall not be used in any space, or in the public halls of the Building in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall repair all damage to floors in the Building caused by its use of material-handling equipment and, if requested by Landlord, Tenant shall install at its expense suitable floor covering to protect the floors and shall remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease.

          6. All entrance doors in Tenant's premises shall be kept locked when Tenant's premises are not in use. Entrance doors shall not be left open at any time.

          7. Nothing shall be done or permitted in Tenant's premises which would damage or impair any of the Systems or Equipment, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such damage or impairment. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant or with the permission of Tenant.

          8. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, such tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the fees of any architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. If Tenant at any time is not a publicly traded entity whose financial statements are publicly available, within fifteen
(15) days after Landlord's request from time to time, Tenant shall deliver to Landlord Tenant's financial statements, including a balance sheet, income statements and bank references, and until and unless those financial statements are publicly available or disclosure is required under applicable Laws, Landlord will make a good faith effort to keep them confidential and not disclose them except to its current or prospective lenders, investors, partners, or purchasers, or its or their respective partners, employees, officers, representatives, accountants, or attorneys, and it will instruct such parties to keep such financial statements confidential to the same extent.

          9. No acids, vapors hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Premises. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          10. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. The Tenant shall cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Premises, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          11.  [INTENTIONALLY OMITTED]

          12. If the Building becomes infested with vermin, Tenant, at its sole cost and expense, shall cause it to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          13. All movers used by Tenant shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). Tenant shall protect the Building from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

          14. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                                  EXHIBIT "F"
                                  -----------

                             BANKRUPTCY PROVISIONS

     This Article is incorporated into the Lease as Article 23:

23.  BANKRUPTCY OR INSOLVENCY.
     ------------------------

     23.1 Tenant's Interest Not Transferable. Neither Tenant's interest in this
          ----------------------------------
Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").
                                           -- ---

     23.2 Default and Termination.  If:
          -----------------------

          (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

          (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

          (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

          (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of forty-five (45) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

     23.3 Rights and Obligations Under the Bankruptcy Code.
          ------------------------------------------------

          (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease); (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

          (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced

                                  EXHIBIT "F"
                                  -----------
under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

          (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

     23.4 Construction. The terms of this Article will be in addition to, but
          ------------
not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                                  EXHIBIT "F"
                                  -----------

                                  EXHIBIT "G"
                                  -----------

                                 PYLON SIGNAGE


   [TO BE DELIVERED AND AGREED ON WITHIN TEN (10) DAYS AFTER LEASE SIGNING.]

                                  EXHIBIT "H"
                                  -----------

                                LENDER'S TERMS

The lender of a loan secured by the Letter of Credit, as the beneficiary thereof, will have the right to draw under the Letter of Credit from time to time on one or more occasions on the occurrence of an event of default as defined in the Loan Agreement for such loan between Landlord and such lender, as it may be amended from time to time.

                                  EXHIBIT "H"
                                  -----------

                                  EXHIBIT "I"
                                  -----------

                                                          [ESSEX NORTH REGISTRY]


SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
------------------------------------------------------

     THIS AGREEMENT, made this 26/th/ day of August, 1996, by and among PictureTel Corporation, a Delaware corporate with offices at 100 Minuteman Road, Andover, Massachusetts 01810 (hereinafter called "Tenant"), 50 Minuteman Limited Partnership, a Massachusetts Limited partnership with offices c/o Brickstone Properties, Inc., 300 Brickstone Square, Andover, Massachusetts 01810 (hereinafter called "Landlord") and MELLON BANK, N.A., a national banking association having a mailing address at 1735 Market Street, Real Estate Finance-4/th/ Floor, Philadelphia, Pennsylvania 19103 (hereinafter called "Mortgagee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Tenant has entered into a certain lease (the "Lease") dated August 26, 1996, with Landlord covering premises located in Andover, Massachusetts (the "Premises") and mor particularly described in Exhibit "A" attached hereto and incorporated herein; and

     WHEREAS, the Mortgagee has agreed to make a mortgage loan (the "Loan") to Landlord secured by, among other security, a mortgage (the "Mortgage"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) on the Premises from Landlord and a certain Assignment of Leases and Rents from Landlord to Mortgagee (the "Assignment"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) pertaining to the Premises; and

     WHEREAS, Mortgagee has been requested by Tenant and Landlord to enter into a nondisturbance agreement with Tenant.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Mortgagee to make the Loan to Landlord, the parties hereto covenant and agree as follows:

     1. The Lease and extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, except as otherwise set forth in this Agreement. With respect to the obligations to make available insurance proceeds to restore the Premises as a result of fire or other casualty, so long as no other event of default has occurred under the Mortgage, to the extent there is an inconsistency between the Lease and the Mortgage, the Lease shall govern.

     2. In the event of foreclosure of said Mortgage, or in the event Mortgagee comes into possession, makes entry upon or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or the promissory note, or the Assignment or as a result of any other means, Mortgagee agrees that the Lease shall not thereby be terminated and further agrees that Tenant shall not be disturbed in its possession of the premises demised under the Lease for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from such demised premises.

     3. Tenant agrees with Mortgagee that, if the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, or if Mortgagee takes possession of or makes entry upon the Premises pursuant to the Mortgage, the Assignment or any other document evidencing or securing the Loan, Tenant shall be directly bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of the Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee within twenty (20) days after Mortgagee receives title to the Premises to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     4. Tenant agrees with Mortgagee that, if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be (a) liable for any act, waiver, representation (express or implied), or omission of any prior landlord (the term "prior landlord" as used in this Section 4 includes, without limitation, the Landlord) under the Lease or otherwise, or (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord, or (c) bound by any rent, percentage rent or additional rent or charges which Tenant might have paid for more than one month in advance to any prior landlord, or (d) bound by any security deposit or tax and/or insurance escrow which Tenant may have paid to any prior landlord, except to the extent such deposit and escrowed funds are in an escrow fund controlled by Mortgagee, or (e) bound by any amendment or modification of the Lease or any consent by any prior landlord under the Lease to any assignment or sublease of the lessee's interest in the Lease made without Mortgagee's prior written consent, or (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises or any parts thereof, (including, without limitation, "Landlord's Work", as defined in the Lease), provided that nothing herein shall require Tenant to pay rent under the Lease except as provided in the Lease or (g) bound with respect to breaches other than those occurring during Mortgagee's possession of the Premises or ownership of the landlord's interest under the Lease or (h) bound by any of the provisions contained in [Rider #1 and 3] [TEXT DELETED IN ORIGINAL]. Notwithstanding the provisions of clause (f), above, Tenant agrees that Mortgagee shall have the election (but not the obligation) to complete, directly or indirectly, the Landlord's Work in accordance with the Lease, with Tenant being obligated to accept such as performance under the terms of the Lease. In addition, Tenant agrees to look solely to the Landlord's interest in the Premises or if the Mortgagee acquires fee title to the Premises, to the Mortgagee's interest in the Premises for recovery of any judgement from Mortgagee, it being specifically agreed that neither Mortgagee nor anyone claiming under the Mortgagee shall ever be personally liable for any such judgment. Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee's prior written consent.

     5. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease (and in any guarantees of Tenant's obligations thereunder) are being duly assigned to the Mortgagee pursuant to the terms of the Mortgage and/or the Assignment and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by the Mortgagee. Upon receipt of any such written notice from the Mortgagee, Tenant covenants and agrees to make payment of all rental payments and other charges and payments then due or to become due under the Lease directly to the Mortgage or to the Mortgagee's agent designated in such notice, whether or not the Mortgagee has made entry or become Mortgagee in possession pursuant to the Mortgagee or the Assignment, and to continue to do so until otherwise notified in writing by the Mortgagee. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to the Mortgagee following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to the Mortgagee following receipt of such notice Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and/or Assignment, the Lease (and any guarantees thereof) cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease or to any assignments or subleases thereof not permitted by the terms of the Lease without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, and without the prior written consent of the Mortgage no rent may be collected or accepted by Landlord more than one month in advance; (b) that the interest of Landlord as lessor under the Lease (and in any guarantees of Tenant's obligations thereunder) have been assigned to the Mortgagee for the purposes specified in Mortgage and/or Assignment and the Mortgagee assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage and/or the Assignment, copies of which are being recorded concurrently herewith; and (c) that a default by Tenant under the Lease (as "default" is defined in the Lease) which is not cured within the earlier of (i) the applicable cure period provided under the Lease or (ii) the thirty (30) day period following the occurrence of such default will constitute, at Mortgagee's election, an event of default under the Loan with the Mortgagee having no obligation to provide Tenant with any notice thereof or cure opportunity therefor and notwithstanding the existence of any longer cure period provided to Tenant under the Lease.

     6. Tenant, as lessee under the Lease, hereby covenants and agrees to give the Mortgagee written notice properly specifying wherein the landlord under the Lease has failed to perform any of the covenants or obligations of the Landlord under the Lease, simultaneously with the giving of any notice of such default to the landlord under the provisions of the Lease. Tenant agrees that the Mortgagee shall have the right, but not the obligation, within sixty (60) days after receipt by the Mortgagee of such notice (or within such additional time as is reasonably required to correct any such default or is provided for in the Lease, whichever is longer) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to the Mortgagee shall be delivered in duplicate to:

                         Mellon Bank, N.A.
                         1735 Market Street
                         Real Estate Finance - 4th Floor
                         Philadelphia, Pennsylvania 19103

                         with a copy to:
                         Michael J. Moran, Esquire
                         Goulston & Storrs
                         400 Atlantic Avenue
                         Boston, MA  02110

or to such other address as the Mortgagee shall have designated to Tenant by giving written notice to Tenant at:

                         PictureTel Corporation
                         100 Minuteman Road
                         Andover, MA  01810
                         Attn: Chief Financial Office

                         with a copy to:
                         Thomas Zimmer, Esq.
                         One Militia Drive
                         Lexington, MA  02173

or to such other address as may be designated by written notice from Tenant to the Mortgagee. All written notices required or permitted hereunder shall be sent by registered or certified mail, return receipt requested, or by recognized overnight delivery service (such as Federal Express) by telex or fax with confirmation in writing mailed first-class, in all cases with postage and charges prepaid, and shall be considered effective when received or refused.

     7. Tenant and Landlord acknowledge that Mortgagee is the beneficiary under the Letter of Credit (as defined in the Lease) and notwithstanding anything contained in the Mortgage or other Loan documents to the contrary, Mortgagee agrees that it will draw under the Letter of Credit only in accordance with [TEXT DELETED IN ORIGINAL] that certain construction loan agreement between Mortgagee and Landlord of even date herewith, a copy of which section is attached hereto and incorporated herein. Each of Tenant and Landlord agree with Mortgagee, notwithstanding anything to the contrary contained in the Lease, that until such time as all of the conditions to Mortgagee's obligation to advance the final [TEXT DELETED IN ORIGINAL] [$4 million] of loan proceeds under the Loan have been satisfied, (a) the face amount of the Letter of Credit shall not be reduced as set forth in Section 24.17(b) of the Lease (although the face amount shall be reduced as provided in the Lease starting one year after the "Commencement Date" (as defined in the Lease) if such conditions have then been satisfied); and (b) the Mortgagee shall not be subject to any restriction in the Lease that seeks to prevent draws under the Letter of Credit prior to substantial completion of Landlord's Work (although draws shall remain subject to [TEXT DELETED IN ORIGINAL] [the Loan Agreement]; and until all indebtedness secured by the Mortgage is repaid, (c) Tenant shall not seek to exercise any rights it may have under the Lease to substitute for the Letter of Credit by a cash deposit or otherwise unless Mortgagee gives its prior consent to such substitution; (d) the Letter of Credit secures, inter alia, all obligations of Landlord to Mortgagee under the Loan; and (e) the form of the Letter of Credit and the issuer thereof (and all replacements and subsequent issuers thereof) shall be subject to Mortgagee's approval at all times, which approval shall not be unreasonably withheld (i) as to any issuer meeting the requirements of
Section 24.17 (c) of the Lease (and First National Bank of Boston and Chemical Bank are hereby approved as issuers) and (ii) as to any form that is no less favorable to Mortgagee than the form of letter of credit [initially accepted by Mortgagee] [TEXT DELETED IN ORIGINAL]. Tenant further acknowledges and agrees with Mortgagee that all rights of and liabilities owed to Tenant (whether arising directly or indirectly, by operation of law, contract or otherwise) on account of any draws made under the Letter of Credit by Mortgagee [TEXT DELETED IN ORIGINAL] are expressly subordinated in all respects, including the right to payment and lien status, to the Loan and its prior repayment to Mortgagee and all security and collateral provided to Mortgagee in connection with the Loan. Such subordination shall not be affected or impaired by any act or omission on the part of Mortgagee in connection with the Loan, any noncompliance by Landlord with any obligation owed Mortgagee under the Loan or any waiver, failure to perfect, release, amendment, restraint, compromise or settlement of any obligations owed Mortgagee under the Loan or with respect to any of the security provided to Mortgagee in connection with the Loan. So long as any of the indebtedness under the Loan is committed or outstanding, Tenant (i) agrees not to exercise or enforce any of its rights and remedies (whether arising directly or indirectly, by operation of law or otherwise) against Landlord or any of Landlord's assets on account of draws made by Mortgagee under the Letter of Credit [TEXT DELETED IN ORIGINAL], except to the extent strictly necessary to prevent the lapse of Tenant's rights and remedies against Landlord (as opposed to the pursuit of such rights or remedies). Tenant further agrees to provide directly to any lender who refinances the Loan the benefit of the foregoing terms and conditions of this Section 7 [TEXT DELETED IN ORIGINAL].

     8. Tenant and Landlord agree with Mortgagee that, prior to the establishment of any collection account for the receipt and disbursement of rent under the Lease (as set forth in Section 5(a) of the Lease), they will notify Mortgagee of their intent to set up such account and obtain Mortgagee's prior written consent therefor which will not be unreasonably withheld or delayed. Once established such account shall not be changed without Mortgagee's prior written consent. In the event there occurs any event of default under the Loan or a condition exists or event occurs that with the passage of time and/or giving of notice could constitute an event of default under the Loan, Tenant and Landlord agree, at Mortgagee's election, to cooperate with Mortgagee in having the funds from such account transferred to an account immediately controlled solely by Mortgagee.

     9. Provided that Tenant is not in default under the Lease, Mortgagee agrees to give Tenant written notice of any default by Landlord under the Mortgage (and if a notice of default is given to the Landlord, then concurrently with giving notice of such default to Landlord) and to accept from Tenant a cure of any such default (if such default is curable by Tenant) within the same cure period, if any, allowed to Landlord under the Mortgage or 10 days after delivery of such notice, whichever is greater.

     10. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. Whenever a reference is made herein to a requirement for Mortgagee's consent, such reference shall mean that Mortgagee may give or withhold consent in its sole discretion, except as otherwise expressly provided in this Agreement. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns, and the term "Landlord" shall include the Landlord and its successors and assigns. The foregoing references to successors and assigns of Tenant and Landlord is not intended to and does not constitute a consent by Landlord or Mortgagee to any assignment or sublease by Tenant of its interests under the Lease or any consent by Mortgagee to any assignment by Landlord of its interest under the Lease. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word "Mortgagee" shall include the Mortgagee herein specifically named and any of its successors and assigns, and anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage, including, without limitation, any purchaser of the Premises through foreclosure or any successor or assign thereof.

     10. This Agreement shall not be modified or amended except in writing signed by all parties hereto.

     11. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     IN WITNESS WHEREOF, the parties hereto have placed their hands and seals, the day and year first above written.

WITNESS:                            TENANT:

                                         PICTURETEL CORPORATION,
                                         a Delaware corporation

/s/ William Krasnow                      By: /s/ Leonard M. Bernstein
----------------------------                -----------------------------
                                         Its: Vice President
                                             ----------------------------
                                         Hereunto duly authorized

WITNESS:                            LANDLORD:

                                         50 MINUTEMAN LIMITED
                                         PARTNERSHIP,
                                         a Massachusetts limited partnership

                                         By:  NIUNA-50 MINUTEMAN, INC.
                                              a Massachusetts corporation
                                              its sole general partner

/s/ Jane Hanify Pitt                     By:  /s/ John Kusmiersky
----------------------------                -----------------------------
                                              John Kusmiersky
                                         Its: President
                                         Hereunto duly authorized

WITNESS:                            MORTGAGEE:

                                         MELLON BANK, N.A.

/s/ Carol Lynch                          By: /s/ Ronald J. Bloom
----------------------------                -----------------------------
                                         Name: Ronald J. Bloom
                                              ---------------------------
                                         Its: Vice President
                                             ----------------------------
                                         Hereunto duly authorized

Loan No.00110496
        --------

                        SUBORDINATION, NON-DISTURBANCE
                           AND ATTORNMENT AGREEMENT


     THIS AGREEMENT made as of this 22/nd/ day of December, 1998, between GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation ("Lender") and PICTURETEL CORPORATION, a Delaware Corporation ("Tenant").

                                   RECITALS:

     WHEREAS, Tenant has entered into that certain Lease dated March 19, 1997, as amended by Amendment #1 to Lease dated June 4, 1998 (collectively, the "Lease") for premises ("Premises") located at 200 Minuteman Drive, Andover, Essex County, Massachusetts, all as more particularly described in the Lease.

     WHEREAS, Lender is or is about to become the holder of a deed of trust or mortgage ("Mortgage"), between 200 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord") and Lender, dated about this same date and recorded with the Recorder of Deeds for Essex County, Massachusetts, encumbering certain property more particularly described in Exhibit A annexed
                                                            ---------
hereto ("Property") and a Collateral Assignment of Lease or Leases dated about this same date and recorded with the Recorder of Deeds for Essex County, Massachusetts ("Assignment") assigning the Lease. Both the Mortgage and the Assignment secure a loan or loans evidenced by a Promissory Note from the Landlord to Lender.

     WHEREAS, Each party hereto has requested the other party to enter into this Agreement.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the above Recitals and the agreements of the parties set forth below, and for One Dollar ($1.00) and other good and valuable consideration, the parties hereto agree as follows:

     1.   Permitted Financing. Tenant understands and agrees that the Mortgage
          -------------------
and the associated loan from Lender is not "Unpermitted Financing" as that term is defined in the Lease.

     2.   Lease Subordinated to Mortgage. The Lease and each and every term and
          ------------------------------
condition thereof, and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Premises are and shall be subject and subordinate to the Mortgage and the Assignment and to all of the terms and conditions contained therein, all advances made or to be made thereunder, and to any renewals, modifications, supplements, replacements, consolidations, increases or extensions thereof.

     3.   Nondisturbance. Lender agrees that in the event of foreclosure of the
          --------------
Mortgage, or other enforcement of the terms and conditions of the Mortgage or the exercise by Lender of its rights under the Assignment, or in the event Lender comes into possession or acquires title to the Premises as a result of foreclosure or the threat thereof, or as a result of any other means, such action:

          (a) shall not result in either a termination of the Lease or a diminution or impairment of any of the rights granted to Tenant in the Lease (except as set forth below) or in an increase in any of Tenant's obligations under the Lease, including but not limited to provisions in the Lease dealing with condemnation, fire and other casualties, so long as Tenant is not in default in the payment of any monetary obligation or in default under any material non-monetary term or condition of the Lease beyond any applicable grace period and continues to observe and perform all of Tenant's obligations under the Lease; and

          (b) shall result in the termination and cancellation of all of Tenant's rights pursuant to [TEXT DELETED IN ORIGINAL] [Rider #1 and Rider #3 so that Lender shall] in no way be bound by or subject to the terms, covenants or conditions of such [TEXT DELETED IN ORIGINAL] [Riders].

     4.   Attornment. Tenant agrees with Lender that if the interest of Landlord
          ----------
in the Premises shall be transferred to Lender by reason of foreclosure or other proceedings, or by any other manner, or in the event of a foreclosure sale of the Premises to any other person, firm, or corporation, then in any of said events, Tenant shall be bound to Lender or such purchaser, grantee or other successor to Landlord's interest ("Successor Landlord") under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Successor Landlord were the landlord under the Lease. Tenant does hereby agree to attorn to the Successor Landlord.

     5.   Successor Landlord. Tenant agrees that a Successor Landlord shall not
          ------------------
be:

          (a) liable for any act or omission of any prior landlord under the Lease, except to the extent such acts or omissions continue after Successor Landlord becomes landlord under the Lease (unless Successor Landlord does not have the legal capacity or authority to take corrective action with any such acts or omissions);

          (b) bound by any base rent or additional rent which Tenant may have paid for more than the current or next succeeding month to any prior landlord.

          (c) subject to any offsets or defenses which Tenant might be entitled to assert against any prior landlord;

          (d) bound by any amendment or modification made without Lender's consent;

          (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Successor Landlord;

          (f) liable for any obligations, payments or liabilities owing in connection with the Letter of Credit obtained by Tenant pursuant to the terms of the Lease; or

          (g) liable for any tenant improvement work, leasing commissions, or any other expenses incurred by or in behalf of Tenant.

     6.   Notice by Tenant. Tenant will notify Lender of any default of Landlord
          ----------------
under the Lease which Tenant believes would entitle it to cancel the Lease or abate the base rent or additional rent payable thereunder, and agrees that no notice of cancellation thereof nor any such rent abatement shall be effective against Lender unless Lender has received the notice aforesaid and has failed to cure the default within the longer of thirty (30) days after such notice or such period of time following such notice as Landlord has to cure the default which gives rise to such alleged right of cancellation or abatement ("Lender Cure Period"); however, to the extent the Landlord's default pertains to a nonmonetary obligation which cannot be cured by Lender without being in possession of the Property, the Lender Cure Period shall be extended by the period of time necessary to enable Lender to obtain possession of the Property (which may include a suit to foreclose the Mortgage), provided Lender uses reasonable diligence to so obtain possession; provided further, however, that in no event shall such period of time exceed one hundred eighty (180) days. All such notices shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, certified or registered, postage prepaid, addressed as follows:

                           General American Life Insurance Company
                           700 Market Street
                           St. Louis, MO  63101
                           Attention: Mortgage Loans and Real Estate

     7.   Rent Payments to Lender. If Lender sends written notice to Tenant to
          -----------------------
direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Lender agrees that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

     8.   Acknowledgment of Assignment. Tenant hereby acknowledges receipt of
          ----------------------------
notice of the Assignment and agrees to be bound by the terms thereof and agrees that it will, upon Lender's demand therefor, thereafter pay directly to Lender all amounts thereafter payable by Tenant to the Landlord under the Lease.

     9.   Miscellaneous. This Agreement shall bind and inure to the benefit of
          -------------
the parties hereto, their successors and assigns. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns as permitted under the Lease; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word "Lender" shall include the Lender specifically named herein and any of its successors and assigns, including any Successor Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

                                     LENDER:

                                     GENERAL AMERICAN LIFE INSURANCE
                                     COMPANY, a Missouri corporation


                                     By: /s/ Matthew P. McCauley
                                        ---------------------------------------

                                     Title: Matthew P. McCauley, Vice President
                                           ------------------------------------

                                     TENANT:

                                     PICTURETEL CORPORATION,
                                     a Delaware corporation

                                     By: /s/ Larry Bernstein
                                        ---------------------------------------
                                     Title: VP Human Resources
                                           ------------------------------------

STATE OF MISSOURI        )
                         ) SS
CITY OF ST. LOUIS        )

     On this 14th day of December, 1998, before me, the undersigned Notary Public, personally appeared Matthew P. McCauley, known personally by me and known to be the Vice President of GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation (or, respectively, of Coning Asset Management Company, a Missouri corporation, and, as such, authorized to act on behalf of the said General American Life Insurance Company) and who acknowledged under oath that he executed the within instrument in such capacity as the free act and deed of General American Life Insurance Company.

                                           /s/ Suzanne C. Heinemann
                                           -------------------------------------
                                           Notary Public
My Commission expires:
                                           Suzanne C. Heinemann
                                           Notary Public - Notary Seal
                                           State of Missouri
                                           St. Louis County
                                           My Commission Expires June 27, 1999



STATE OF MASSACHUSETTS  )
                        ) SS
COUNTY OF ESSEX         )

     On this 20th day of November, 1998, before me, the undersigned Notary Public, personally appeared Larry Bernstein, known personally by me and known to be the VP Human Resources of PICTURETEL CORPORATION, a Delaware corporation and who acknowledged under oath that he executed the within instrument in such capacity as the free act and deed of PICTURETEL CORPORATION.

                                           /s/ Sandra Lombardi
                                           -------------------------------------
                                           Notary Public

My Commission expires:     Sandra Lombardi
                           Notary Public
                           My Commission Expires:  12/17/2004


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


--------------------------------------------------------------------
                   Space Above This Line for Recorder's Use

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, is made this ______ day of ____________, 199__ by having its principal office and place of business located at ________________________________________________ ("Tenant"), and John Hancock
Mutual Life Insurance Company, having is principal place of business located at 200 Clarendon Street, John Hancock Place, P.O. Box 111, Boston, MA 02117 ("Lender"), with reference to the following facts:

                                   RECITALS

     A.   On _________________________________________ ("Landlord") and Tenant
entered into a certain lease ("Lease") covering certain space ("Premises") in the building located at ___________________________, which property is more particularly described in the Mortgage (as hereinafter defined) ("Property");

     B. Lender has agreed to make a loan ("Loan") to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first [deed of trust/mortgage] in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Official Records of ______________________________ (said mortgage and all amendments, modifications, renewals, substitutions, extensions, consolidations and replacements are hereinafter collectively referred to as "Mortgage");

     C. It is a condition precedent to obtaining the Loan that (i) the Mortgage unconditionally be and remain at all times a first lien or charge upon the Property prior and superior to the Lease; (ii) Tenant specifically and unconditionally subordinate the Lease to the lien or charge of the Mortgage and
(iii) Tenant attorn to Lender and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;

     NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the above-referenced Loan, Lender and Tenant hereby agree as follows:

     1.   Subordination. The Mortgage is and shall unconditionally be and remain
          -------------
at all times a lien or charge upon the Property prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder are hereby unconditionally subjected and made subordinate to the lien or charge of the Mortgage.

     2.   Lender's Exercise of Remedies. In the event of (a) the institution of
          -----------------------------
any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the Property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (any such foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the "Transferee"), such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable to any act, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, or otherwise; (ii) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to be done by Landlord or any prior landlord under the Lease, or otherwise, or to reimburse Tenant for any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the Lease, unless such amendment or modification shall have been approved in writing by Lender, (v) be bound by any notices given by Tenant to Landlord unless a copy thereof was then simultaneously given to Lender, (vi) be required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the terms of the Lease, (vii) be responsible to provide any additional space at the Property or elsewhere for which Tenant has any option or right under the Lease, or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from any obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any such additional space, or (viii) be liable for or incur any obligation with respect to any representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to the Property or the Premises, Landlord's title or compliance of the Property or Premises with applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and any regulations pursuant thereto.

     3.   Attornment and Non-Disturbance. Except as set forth in Paragraph 2
          ------------------------------
above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lis pendens, or otherwise commences a foreclosure action, or at
               --- -------
any time thereafter, and (d) Tenant shall be in possession of the Premises, no default under the Mortgage and no proceeding to foreclose the same will disturb Tenant's possession under the Lease and the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, the Lease will be recognized as a direct lease from Transferee to Tenant upon the Transfer for the balance of the term thereof.

     Tenant shall attorn to Transferee, including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee succeeding to the interest of the landlord under the Lease. Within ten (10) days after receipt of a written request therefore from Transferee, Tenant agrees to provide Transferee a written confirmation of its attornment to Transferee and any other matter set forth in this Agreement. Failure to provide such written confirmation shall [TEXT DELETED IN ORIGINAL] not derogate from Tenant's obligations to Transferee hereunder.

     4.   Miscellaneous.
          -------------

          (a) This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the Lease.

          (b) Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender.

          (c) Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Transferee.

          (d) Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shall acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest in the Property, and Tenant shall look exclusively to such interest of Transferee in the Property for the payment and discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph 2 above.

          (e) This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel all other subjection or subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

          (f) This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

          (g) In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

          (h) Any notices or communications required or permitted to be given or made hereunder shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

          Lender:   John Hancock Mutual Life Insurance Company
                    Real Estate Investment Group
                    Attention:  Mortgage Investments, T-53
                    John Hancock Place
                    P. O. Box 111
                    Boston, MA  02117
                    Reference Loan No. ______________

                    Tenant:  ________________________
                             ________________________
                             ________________________
                             ________________________

     Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.

     The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenant and Lender, as applicable.

     IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

                                        TENANT:

                                        ___________________________________

                                        By:________________________________
                                           Its:____________________________
                                               duly authorized

                                        LENDER:

                                        JOHN HANCOCK MUTUAL LIFE
                                        INSURANCE COMPANY

                                        By:________________________________
                                           Its:____________________________
                                               duly authorized


STATE OF            )
                    )  ss.
COUNTY OF           )


     On this ___________ day of ____________________, 19__, before me, the undersigned, a Notary Public and for the _________________________ said, residing therein, duly commissioned and sworn, personally _______________ appeared _____________________, to me personally known, who by me duly sworn, did say that he/she is a _______________________ of _____________________, [that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors] and as the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

                                            ___________________________________
                                            Notary Public in and for said

                                            _____________________________




My commission expires:

________________________


THE COMMONWEALTH OF MASSACHUSETTS   )
                                    )  ss.
COUNTY OF SUFFOLK                   )


     On this _____________ day of ______________, 19__, before me, the undersigned, a Notary Public in and for the said Commonwealth, residing therein, duly commissioned and sworn, personally ________________________ appeared _________________________ , to me personally known, who by me duly sworn, did say that he/she is a ____________________ of John Hancock Mutual Life Insurance Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and as the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

                                              _________________________________
                                              Notary Public in and for said
                                              Commonwealth


My commission expires:

________________________


SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
-------------------------------------------------------

     THIS AGREEMENT is made this 10/th/ day of July, 1996 by PICTURETEL CORPORATION, a Delaware corporation, having its principal office and place of business located at The Tower at Northwoods, 222 Rosewood Drive, Danvers, Massachusetts 01923 ("Tenant") and Life Investors Insurance Company of America, an Iowa corporation, having its principal place of business located at 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499 ("Lender"), with reference to the following facts:

                                   RECITALS

     A. 100 Minuteman Limited Partnership, a Massachusetts limited partnership ("Landlord"), and Tenant entered into a certain lease, dated as of October 10, 1995, and amended by Amendment #1 to Lease dated July 10, 1996 (collectively, together with any extensions, renewals of replacements thereof, the "Lease"), covering land and a building, and other improvements thereon located in Andover, Massachusetts, which property is more particularly described in the Mortgage (as hereinafter defined ("Property");

     B. Lender has agreed to make a loan ("Loan") to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first mortgage and
                                       ----- ----
security agreement in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Registry of Deeds, Essex County (said mortgage and security agreement, and all amendments, modifications, renewals, substitutions, extensions, consolidations and replacements are hereinafter collectively referred to as "Mortgage");

     C. It is a condition precedent to obtaining the Loan that (i) the Mortgage unconditionally be and remain at all times a first lien or charge upon the Property prior and superior to the Lease and to any rights of offsets, defenses or credits that Tenant may have under Section [24.17] of the Lease in connection with that certain Letter of Credit issued by Bank of Boston, dated October 10, 1995, in the original face amount of $10,000,000 and any renewals, replacements or amendments thereof (the "Letter of Credit"); (ii) Tenant specifically and unconditionally subordinate the Lease and its rights under the Letter of Credit to the lien or charge of the Mortgage; and (iii) Tenant attorn to Lender and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;

     NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the above-referenced Loan, Lender and Tenant hereby agree as follows:

     1.   Subordination. The Mortgage is and shall unconditionally be and remain
          -------------
at all times a lien or charge upon the Property prior and superior to the Lease and any rights of offset, credit, deduction, reimbursement or payment that Tenant may have in connection with the Letter of Credit under Section 19.5 of the Lease and/or the "LC Note" (as defined in the Lease), the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant under the Lease, including, without limitation, in connection with the Letter of Credit under Section 19.5 of the Lease and/or the LC Note, are hereby unconditionally subjected and made subordinate to the lien or charge of the Mortgage.

     2.   Lender's Exercise of Remedies. In the event of (a) the institution of
          -----------------------------
any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assigns of a deed in lieu of foreclosure for the property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. (S)101 et seq. (any such
                                                     -- ---
foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the "Transferee", such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable to any act, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, including, without limitation, in connection with the Letter of Credit under Section 19.5 of the Lease and/or the LC Note, or otherwise; (ii) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to be done by Landlord or any prior landlord under the Lease, including, without limitation, Landlord's obligations under that certain Agency Agreement between Landlord and Tenant dated October 10, 1995, and Landlord's obligation of construction contained in Exhibit C to the Lease, or otherwise, or to reimburse Tenant for any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the lease, unless such amendment or modification shall have been approved in writing by Lender, (v) be bound by any notices given by Tenant to Landlord, (vi) be required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the terms of the Lease,
(vii) be responsible to provide any additional space at the Property or elsewhere for which Tenant has any option or right under the Lease, or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from any obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any right to any such additional space, (viii) be liable for or incur any obligation with respect to any representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to the Property or the Premises, Landlord's title or compliance of the Property or Premises with the applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and any regulations pursuant thereto, or (ix) be subject to the obligation to reimburse or credit against rent those amounts paid by Tenant to the issuer of the Letter of Credit, which right is set forth in Section 5(b) of the Lease.

     3.   Attornment and Non-Disturbance. Except as set forth in Paragraph 2
          ------------------------------
above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lis pendens, or otherwise commences a foreclosure action, or at
               --- -------
any time thereafter, and (d) Tenant shall be in possession of the Premises, no default under the Mortgage and no proceeding to foreclose the same will disturb Tenant's possession under the Lease and the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, the Lease will be recognized as a direct lease from the Transferee to Tenant upon the Transfer of the balance of the term thereof.

     Tenant shall attorn to Transferee, including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee succeeding to the interest of the landlord under the Lease. Within ten (10) days after receipt of a written request therefor from Transferee, Tenant agrees to provide Transferee a written confirmation of its attornment to Transferee and any other matter set forth in this Agreement. Failure to provide such written confirmation shall, at Transferee's sole option, constitute a default under the Lease, but failure to receive such a written confirmation from Tenant shall not derogate from Tenant's obligations to Transferee hereunder.

     4.   Miscellaneous.
          -------------

          (a) This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the Lease.

          (b) Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender.

          (c) Tenant covenants and acknowledges that it has certain rights and options to purchase the Property or the real property of which the Property is a part, as set forth in Addendums 4 and 5 of the Lease and elsewhere in the Lease, and Tenant hereby expressly agrees that such rights shall be subject and subordinate to the Mortgage and such rights are hereby waived and released as against Transferee.

          (d) Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shall acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest in the Property, and Tenant shall look exclusively to such interest of Transferee in the Property for the payment and discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph 2 above.

          (e) This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage and shall supersede and cancel all other subjection or subordination agreements, including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

          (f) This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

          (g) In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

          (h) Any notices or communications required or permitted to be given or made hereunder or under the Lease with respect to or involving the Lender as a Landlord's Mortgagee shall be governed by this provision, and the parties hereto expressly acknowledge that this provision shall control the Lender's obligation to provide notice. Tenant agrees that Section 19.5(A) of the Lease is amended as follows: Lender will make a good faith effort to provide notice to Tenant in the event of default by Landlord, and shall in the Loan Documents list Tenant as an additional party to receive a courtesy copy of any default notice sent by Lender to Landlord, but Lender shall not be obligated to provide such notice and Lender will not be liable for the failure to provide notice to Tenant, nor will such failure be a default under the Lease. Notice shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

                  Lender:  AEGON USA Realty Advisors, Inc.
                           Attention:  Gary Whittington, Esq.
                           4333 Edgewood Road, N.E.
                           Cedar Rapids, IA 52499

                  Tenant:  PictureTel Corporation
                           Attention:  Chief Financial Officer
                           The Tower at Northwoods
                           222 Rosewood Drive
                           Danvers, MA  01923

     Notices or communications mailed in the U.S. Mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.

     The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenant and Lender, as applicable.

                  (i) In the event Landlord exercises its option to repair the Property in the event of damage pursuant to Section 16.2 of the Lease, Tenant hereby agrees to provide an additional estoppel letter to Lender confirming Tenant's obligation to continue to perform in accordance with the Lease.

                  (j) Tenant agrees to establish the collection account required by Section 5(a) of the Lease, at the written request of Lender, so long as the Loan is encumbering the Property.

                  (k) Tenant also agrees to furnish to Lender all financial information it must provide to Landlord under [TEXT DELETED IN ORIGINAL] the Lease.

     IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

                                   TENANT:

                                   PICTURETEL CORPORATION,
                                   a Delaware corporation

                                   /s/ Lawrence M. Bernstein
                                   --------------------------------------
                                   By:  Lawrence M. Bernstein
                                   Its: Vice President - PictureTel Corp.

                                   LENDER:

                                   LIFE INVESTORS INSURANCE
                                   COMPANY OF AMERICA


                                   --------------------------------------
                                   By:
                                   Its:


                                   Consented to by Landlord:

                                   100 MINUTEMAN LIMITED
                                   PARTNERSHIP

                                   By:  NIUNA-MINUTEMAN, INC.,
                                   Its: General Partner

                                   /s/ John Kusmiersky
                                   --------------------------------------
                                   By:  John Kusmiersky
                                   Its: President


STATE OF MASSACHUSETTS  )
                        ) ss.
COUNTY OF ESSEX         )

     Before me personally appeared the above-named Lawrence M. Bernstein of PictureTel Corp., as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as Vice President of PictureTel Corp. and the free act and deed of Lawrence M. Bernstein.

                                           /s/ Kathleen M. Cummings
                                           ----------------------------------
                                           Notary Public
                                           My Commission Expires:
                                                Nov. 10, 2000


STATE OF MASSACHUSETTS  )
                        ) SS.
COUNTY OF ESSEX         )

     Before me personally appeared the above-named John Kusmiersky of Niuna-Minuteman, Inc., as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as President of Niuna-Minuteman, Inc.. and the free act and deed of John Kusmiersky.

                                           /s/ Kathleen M. Cummings
                                           ----------------------------------
                                           Notary Public
                                           My Commission Expires:
                                                Nov. 10, 2000

                                   RIDER #1
                                   --------

                               EXPANSION OPTION

     1. Subject to the last paragraph of Section 3 of this Rider and the other terms and conditions of this Rider, Tenant will have the right to exercise an option (the "Expansion Option") pursuant to which Tenant and Landlord will exercise good faith and commercially reasonable efforts to agree on and accomplish an expansion of the Building by approximately 70,000 square feet (but in no event will this expansion cause the size of the Building to exceed the maximum permitted area or size of the Building as currently entitled unless otherwise specifically agreed in writing by Tenant and Landlord). The Expansion Option can be exercised only by Tenant delivering to Landlord unconditional written notice of exercise during the first two (2) years of the Lease term. If for any reason Landlord does not actually receive this notice of exercise as and when required, unless otherwise agreed by Landlord in writing, the Expansion Option will lapse and become null and void. The Expansion Option is granted to and may be exercised by Tenant on the express condition that, at the time of exercise and at all times before the beginning of the term with respect to the expansion space, Tenant is not in default. TIME IS ABSOLUTELY OF THE ESSENCE.

     2. The Expansion Option is personal to the Tenant originally named in the Lease, and it may not be exercised by or for anyone else (except by an Acquiring Entity). If prior to the exercise of the Expansion Option or after exercise but prior to the beginning of the term with respect to the expansion space Tenant Transfers any part of or interest in the Premises or this Lease (except for subleases that all together aggregate less than fifty percent (50%) of the rentable area of the Building when made), at Landlord's written election the Expansion Option will lapse and become null and void.

     3. Subject to the Section 1 of this Rider, the last paragraph of Section 3 of this Rider and the other the terms and conditions of this Rider, if Tenant validly exercises the Expansion Option, the following issue (and any other necessary issues) will need to be agreed on in order to accomplish the expansion: the initial general form of (and, if agreement is reached on the other terms, the final plans and specifications for) the expansion and a schedule therefor; the contractors and professionals that will perform the work; all costs in connection with the expansion, including, without limitation, costs of surveys, testing, design, space planning, drafting, architecture engineering, other professional fees, labor, material, services, utilities, and other costs of construction, permits and approvals (and associated legal and other fees and costs), a development fee to Landlord or its Affiliates, brokerage commissions, all financing and associated costs and fees, and a reasonable contingency for those costs; mutually agreeable financing (non-recourse to Landlord) for the expansion and associated costs; a mutually agreeable rental rate for the expansion space, taking into account all of the associated costs and a mutually agreeable rate of return to Landlord and its lenders; other mutually agreeable modifications to the Lease to accommodate the expansion (or, if necessary, a separate lease of the expansion space and other associated areas of the Premises), which may include, without limitation, an increase in the amount of any Letters of Credit and/or the Additional Security, and an extension of the initial Lease term so that the initial Lease term for all of the Premises expires at least twelve (12) Lease Years after the rent commencement date of the expansion space (and any separate lease of the expansion space will be coterminous). However, the parties acknowledge that even if mutually agreeable acceptable financing cannot be obtained or agreed on, Tenant may if it wishes undertake the expansion at its own cost and expense, in which case, provided that reasonably acceptable security is posted, all other necessary matters are agreed on and the other terms and conditions are satisfied, Tenant will have the right to perform and complete the expansion at its sole cost, in which case Tenant will not be required to pay base rent for the expansion space for the initial Lease term (although this will not decrease base rent or other rent payable under this Lease in any way), although Tenant's right to perform this expansion and the manner in which it will be performed will be subject to all of the other terms and conditions of this Rider and this Lease.

     In view of the foregoing agreements that must be reached in order to accomplish the expansion, and because neither the necessary permits and approvals nor acceptable financing for the expansion and associated costs have been offered or obtained at this time, and because of the other conditions that must first be satisfied so as to permit the expansion, the parties agree that, notwithstanding anything to the contrary, if for any reason the parties do not reach the necessary agreements or if any permits, approvals or necessary financing are not obtained on mutually agreeable terms (or in Landlord's judgement agreements are not likely to be reached and/or the items listed are not likely to be obtainable on mutually agreeable terms), or if any of the conditions in this Rider are not satisfied, Landlord will not be deemed to be in default in any manner and will not incur Liabilities to Tenant, and unless otherwise agreed in writing by Landlord, the Expansion Option will lapse and become null and void, the Lease will continue in full force and effect in accordance with its terms without an expansion, and Tenant's obligations and other Liabilities under the Lease will not be reduced, excused, waived or otherwise affected in any way.

     4. In addition to any other conditions to the Expansion Option, Landlord's lenders must consent in writing to the expansion and the terms thereof and both Landlord and its lenders must approve Tenant's credit and financial condition in writing.

     5. Notwithstanding anything to the contrary, except to the extent specifically agreed to in writing by Landlord's lenders, nothing in this Rider will be binding on or applicable to Landlord's lenders or their successors or assigns or their respective purchasers or Affiliates.

                                   RIDER #2
                                   --------

                               EXTENSION OPTIONS

     1. Landlord grants to Tenant two (2) options to extend the Lease term (as it already may have been extended pursuant to Section 4(b)) for additional terms of six (6) years each. The Extension Options can be exercised only by Tenant delivering to Landlord unconditional written notice of exercise at least eighteen (18) calendar months before the expiration of the applicable term. If for any reason Landlord does not actually receive a notice of exercise when required, that Extension Option and any subsequent Extension Option will lapse and become null and void and there will be no further right to extend the Lease term. The Extension Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of the Extension Option period, Tenant is not in default (and has not committed acts or omissions which would constitute a default with the passage of time or the giving of notice or both). TIME IS ABSOLUTELY OF THE ESSENCE. Landlord will not be required to pay for or perform any work to or for the Premises.

     2. The Extension Options are personal to the Tenant originally named in this Lease, and they may not be exercised by or for anyone else (except by an Acquiring Entity). If during the initial term Tenant Transfers any part of this Lease or the Premises (except for subleases that all together aggregate less than fifty percent (50%) of the rentable area of the Building when made, at Landlord's written election the Extension Options will lapse and become null and void, whether or not they have been exercised.

     3. (a) The annual base rent per square foot of rentable area for each year of the first Extension Option term will be the scheduled base rent as set forth in Exhibit "D."

          (b) The annual base rent per square foot of rentable area for each year of the second Extension Option term will be the greater of: (a) the scheduled base rent as set forth in Exhibit "D"; or (b) the "fair rental value" determined in accordance with Section 4 below.

     4. (a) If Landlord and Tenant can't agree on the annual base rent for each year of the second Extension Option term at least six (6) months before the beginning of that Extension Option term, then unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant will try to agree on a single appraiser at least five (5) months before the beginning of that Extension Option term. If they can agree on a single appraiser in that time period then that appraiser will determine the fair rental value in accordance with this Rider. If Landlord and Tenant can't agree on a single appraiser within this time period, then Landlord and Tenant each will appoint in writing one appraiser not later than four (4) months before the beginning of that Extension Option term. Within fifteen (15) days after their appointment, the two appointed appraisers will appoint in writing a third appraiser. If the two appraisers can't agree, a third appraiser will be appointed by the American Institute of Real Estate Appraisers (or if this organization refuses to act or no longer exists, by an organization deemed by Landlord to be reasonably equivalent thereto) not later than three (3) months before the beginning of that Extension Option term. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the fair rental value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser validly appointed by a party will determine the fair rental value. Appraisers must have at least five (5) years' experience in the appraisal of office property in the area in which the Building is located and be members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent. The appraiser(s) will be required to provide a written determination of the fair rental value not later than two (2) months before the beginning of that Extension Option term.

          (b) For the purpose of this Lease, the term "fair rental value" means: ninety five percent (95%) of: the annual base rent per square foot of rentable area that a ready and willing tenant would pay for the Building during that Extension Option term to a ready and willing landlord of that space assuming that such space was exposed for lease on the open market for a reasonable period of time, could be used for any lawful use and was improved to its then-existing level, and that a market-rate construction allowance was offered to and received by such hypothetical tenant (even though such construction allowance will not actually be paid or provided to Tenant). If only a single appraiser is appointed as described above, then that appraiser will determine the fair rental value. Otherwise, the fair rental value will be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal will be disregarded.

          (c) If for some reason the fair rental value is not determined before the beginning of the second Extension Option term, then Tenant will continue to pay to Landlord the base rent applicable to that space as described in Section 3(a) above, as applicable, until the fair rental value is determined. When the fair rental value is determined, Landlord will notify Tenant, and Tenant will pay to Landlord, within thirty (30) days after receipt of such notice, any difference between the base rent actually paid by Tenant to Landlord and the new base rent determined hereunder (if the new base rent is higher).

                                   RIDER #3
                                   --------

                               ADDITIONAL TERMS

     1. Provided that Tenant does not default or Transfer any part of this Lease or the Premises (except for subleases that all together aggregate less than fifty percent (50%) of the rentable area of the Building when made and so long as the Letter of Credit is still in effect, secures a loan made to Landlord and has a face amount in excess of $1 Million: the Premises, this Lease and the rents, profits and proceeds therefrom or derived in connection therewith or from indebtedness in connection therewith will constitute all or substantially all of Landlord's assets, Landlord will maintain its own separate books and records and its own accounts, in each case that are separate and apart from the books and records and accounts of any other entity, and Landlord will hold itself out as being an entity separate and apart from any other entity, unless otherwise consented to in writing by Tenant or unless Landlord achieves or has a net equity or book net worth (in accordance with GAAP) in excess of $750 Million.

     2. Notwithstanding Section 1 above or anything else herein or elsewhere to the contrary, nothing in this Rider #3 will be binding on or apply in any way to Landlord's lenders or their respective successors and assigns or their respective purchasers and Affiliates.

                                  Page 1 of 1